Exhibit 2.4

EXECUTION VERSION

SECOND SUPPLEMENTAL TRUST DEED

22 SEPTEMBER 2022

VODAFONE INTERNATIONAL FINANCING DAC

and

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

further modifying and restating the provisions of the Trust Deed dated 27 July 2020 relating to a

€30,000,000,000

Euro Medium Term Note Programme

Allen & Overy LLP

0011398-0004801 ICM:23343279.5

THIS SECOND SUPPLEMENTAL TRUST DEED is made on 22 September 2022

BETWEEN:

(1)

VODAFONE INTERNATIONAL FINANCING DAC, a designated activity company limited by shares and incorporated in Ireland with registered number 672776, whose registered office is at 2nd Floor, Palmerston House, Fenian Street, Dublin 2, Ireland (the Issuer);

(2)

VODAFONE GROUP PLC, a company incorporated with limited liability in England and Wales with registered number 1833679, whose registered office is at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the Guarantor); and

(3)

THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales with registered number 1675231, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders.

WHEREAS:

(A)	This Second Supplemental Trust Deed is supplemental to:
(i)	the Trust Deed dated 27 July 2020 (hereinafter called the Principal Trust Deed) made between the Issuer, the Guarantor and the Trustee and relating to the Euro Medium Term Note Programme (the Programme) established by the Issuer; and
(ii)	the First Supplemental Trust Deed dated 16 September 2021 (the First Supplemental Trust Deed and, together with the Principal Trust Deed, the Subsisting Trust Deeds) made between the Issuer, the Guarantor and the Trustee and modifying and restating the provisions of the Principal Trust Deed.
(B)	On 22 September 2022 the Issuer published a modified and updated Prospectus (the Prospectus) relating to the Programme.
(C)	The Issuer and the Guarantor have requested the Trustee to agree to modify the Principal Trust Deed (as modified and/or restated as described above) to reflect the relevant modifications to the Prospectus referred to in Recital (B) above.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.

SUBJECT as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Principal Trust Deed (as modified and/or restated as aforesaid) shall have the same meanings in this Second Supplemental Trust Deed.

2.	SAVE:
(i)	in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Second Supplemental Trust Deed; and
(ii)	for the purpose (where necessary) of construing the provisions of this Second Supplemental Trust Deed,

with effect on and from the date of this Second Supplemental Trust Deed:

(a)

the Principal Trust Deed (as modified and/or restated as aforesaid) is further modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto; and

(b)

the provisions of the Principal Trust Deed (as modified and/or restated as aforesaid) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so modified and restated (and being in the form set out in the Schedule hereto) shall have effect.

3.

FOR the avoidance of doubt, the Principal Trust Deed (without the modifications made hereby but, where applicable, as modified and/or restated as aforesaid) shall continue to have effect in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Second Supplemental Trust Deed.

4.	THE Subsisting Trust Deeds shall henceforth be read and construed as one document with this Second Supplemental Trust Deed.
5.	A Memorandum of this Second Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer and the Guarantor on their respective duplicates thereof.
6.

THIS Second Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Second Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed by the Issuer, the Guarantor and the Trustee as a deed and delivered on the day and year first above written.

THE SCHEDULE

FORM OF MODIFIED PRINCIPAL TRUST DEED

TRUST DEED

27 JULY 2020

(AS AMENDED AND RESTATED MOST RECENTLY ON 22 SEPTEMBER 2022)

VODAFONE INTERNATIONAL FINANCING DAC

and

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

relating to a

€30,000,000,000

Euro Medium Term Note Programme

Schedule

1.	Terms and Conditions of the Notes		43
2.	Forms of Global and Definitive Notes, Certificates, Coupons and Talons		102
	Part 1	Form of Temporary Global Note	102
	Part 2	Form of Permanent Global Note	112
	Part 3	Form of Regulation S Global Certificate	122
	Part 4	Form of DTC Restricted Global Certificate	128
	Part 5	Form of Definitive Note	135
	Part 6	Form of Coupon	140
	Part 7	Form of Talon	141
	Part 8	Form of Regulation S Certificate	143
	Part 9	Form of DTC Restricted Certificate	148
3.	Provisions for Meetings of Noteholders		154

Signatories to the Trust Deed			164

THIS TRUST DEED is made on 27 July 2020, as amended and restated most recently on 22 September 2022

BETWEEN:

(1)

VODAFONE INTERNATIONAL FINANCING DAC, a designated activity company limited by shares and incorporated in Ireland with registered number 672776, whose registered office is at 2nd Floor, Palmerston House, Fenian Street, Dublin 2, Ireland (the Issuer);

(2)

VODAFONE GROUP PLC, a company incorporated with limited liability in England and Wales with registered number 1833679, whose registered office is at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the Guarantor); and

(3)

THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales with registered number 1675231, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(1)

By a resolution of the Board of Directors of the Issuer passed on 21 July 2020 the Issuer resolved to establish, and most recently pursuant to resolutions of the Board of Directors of the Issuer passed on 7 June 2022, maintain a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out therein and herein. Notes up to a maximum nominal amount (including, for the avoidance of doubt, any Retained Notes) (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €30,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(2)	By a resolution of the Board of Directors of the Guarantor passed on 29 March 2022 the Guarantor has resolved to guarantee all Notes issued under the said Programme.
(3)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS
1.1

Terms defined in the Conditions and not otherwise defined herein shall have the same meaning in these presents. In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agency agreement dated 27 July 2020, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Issuing and Principal Paying Agent and the other Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agents means, in relation to all or any Series of the Notes, the Issuing and Principal Paying Agent, the other Paying Agents, the Calculation Agent, the Registrar, the other Transfer Agents or any of them;

Appointee means any attorney, manager, agent, delegate, nominee, receiver, custodian or other person appointed by the Trustee under these presents;

Auditors means the auditors for the time being of the Issuer or, as the case may be, the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

Authorised Signatory means any person who (a) is a Director or the Secretary of the Issuer or the Guarantor (as the case may be) or (b) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of this Trust Deed;

Bearer Note means a Note that is in bearer form;

Calculation Agency Agreement means in relation to all or any Series of the Notes an agreement in or substantially in the form of Schedule I to the Agency Agreement;

Calculation Agent means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Calculation Agency Agreement or any Successor calculation agent in relation thereto;

Certificate means a Definitive or Global Certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of their Registered Notes of that Series;

CGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms do not specify that it is a New Global Note;

Clearstream, Luxembourg means Clearstream Banking S.A.;

CMS Linked Notes means Notes specified as such in the applicable Final Terms;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) as completed and/or (in the case of Exempt Notes) modified and/or replaced by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Coupon means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), such coupon being:

(a)

if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 6 A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Note, a CMS Linked Note, an Inflation Linked Interest Note or a Sustainability-Linked Note, in the form or substantially in the form set out in Part 6 B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(c)

if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor a CMS Linked Note nor an Inflation Linked Interest Note nor a Sustainability- Linked Note, in such form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the holders of the Talons;

Dealers means the entities named as Dealers in the Programme Agreement and any other entity which the Issuer and the Guarantor may appoint as a Dealer and notice of whose appointment has been given to the Issuing and Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Issuing and Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Bearer Note means a bearer Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such bearer Note in definitive form being in the form or substantially in the form set out in Part 5 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information completing the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Talons attached thereto on issue;

Definitive Certificate means a definitive Regulation S Certificate or DTC Restricted Certificate in or substantially in the form set out in Parts 8 and 9 of the Second Schedule, respectively with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), representing one or more Regulation S Registered Notes or DTC Restricted Registered Notes, respectively of the same Series;

Directors means the Board of Directors for the time being of the Issuer or, as the case may be, the Guarantor, and Director means any one of them;

DTC means The Depository Trust Company;

DTC Restricted Certificate means a Definitive Certificate representing DTC Restricted Registered Notes in or substantially in the form set out in Part 9 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent (or any other agent appointed in respect of the issuance of any DTC Restricted Registered Notes (as applicable)), the Trustee, the Registrar and the relevant Dealer(s), bearing the Rule 144A Legend and includes any replacement thereof issued pursuant to the Conditions and any DTC Restricted Global Certificate;

DTC Restricted Global Certificate means a Global Certificate in or substantially in the form set out in Part 4 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent (or any other agent appointed in respect of the issuance of any DTC Restricted Registered Notes (as applicable)), the Trustee, the Registrar and the relevant Dealer(s), and bearing the Rule 144A Legend and the legends required by DTC;

DTC Restricted Registered Note means a Registered Note represented by a DTC Restricted Global Certificate or DTC Restricted Certificate, as the case may be;

Early Termination Event has the meaning set out in Condition 5(i)(ii)(E);

Euroclear means Euroclear Bank SA/NV;

Euronext Dublin means The Irish Stock Exchange plc trading as Euronext Dublin;

Eurosystem-eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Event of Default means any of the conditions, events or acts provided in Condition 10(A) to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to declaration by the Trustee as therein provided, become immediately due and repayable);

Exchangeable Bearer Note means a Bearer Note that is exchangeable in accordance with its terms for a Registered Note;

Exempt Notes has the meaning set out in the Programme Agreement;

Extraordinary Resolution has the meaning set out in paragraph 20 of the Third Schedule in relation to any Series of Notes;

FCA means the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Global Certificate means a Regulation S Global Certificate or a DTC Restricted Global Certificate in or substantially in the forms set out in Part 3 and Part 4 of the Second Schedule, respectively, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent (or, in the case of any DTC Restricted Registered Notes, any other agent appointed in respect of the issuance of any DTC Restricted Registered Notes (as applicable)), the Trustee, the Registrar and the relevant Dealer(s), representing Regulation S Registered Notes or DTC Restricted Registered Notes, respectively, or one or more Tranches of the same Series that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or DTC and/or any other clearing system;

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Holding Company has the meaning set out in Condition 16;

Indexation Adviser has the meaning set out in Condition 5(a);

Inflation Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Inflation Linked Note means an Inflation Linked Interest Note and/or an Inflation Linked Redemption Amount Note, as applicable;

Inflation Linked Redemption Amount Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note, CMS Linked Note or Inflation Linked Interest Note, either:

(a)

the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s);

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Issuing and Principal Paying Agent means, in relation to all or any Series of the Notes, HSBC Bank plc at its office at 8 Canada Square, London E14 5HQ, England, or, if applicable, any Successor agent in relation thereto;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any amount in respect of value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 4(b)(vii);

Market means Euronext Dublin's regulated market which is a regulated market for the purposes of the Markets in Financial Instruments Directive;

Markets in Financial Instruments Directive means Directive 2014/65/EU (as amended);

Maturity Date means the date on which a Note is expressed to be redeemable;

NGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms specify that the Global Note is a New Global Note;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

(a)

has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

(b)

has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which may be issued in bearer or registered form. Notes which are issued in bearer form shall initially be represented by, and comprised in, either (i) a Temporary Global Note which may (in accordance  with the terms of such Temporary Global Note) be exchanged for Definitive Bearer Notes or Registered Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Bearer Notes or Registered Notes or (ii) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Bearer Notes or Registered Notes and which shall, in the case of Registered Notes, initially be represented by, and comprised in, a Regulation S Global Certificate and/or a DTC Restricted Global Certificate each of which may, in accordance  with their terms, in turn be exchanged for Definitive Certificates (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11;

Noteholder and holder have the meanings set out in the Conditions;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

NSS means the New Safekeeping Structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

Official List has the meaning set out in Section 103 of the Financial Services and Markets Act 2000;

outstanding in relation to the Notes, means all Notes issued other than:

(a)	those Notes which have been redeemed pursuant to these presents or the Conditions;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or have been duly paid to the Issuing and Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of the relevant Notes, Certificates and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 7(h) and 7(i);
(d)	those Notes which have become void under Condition 9;
(e)	those mutilated or defaced Bearer Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;
(f)

(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Bearer Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11;

(g)	those Exchangeable Bearer Notes that have been exchanged for Registered Notes; and
(h)

any Temporary Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the holders of the Notes of any Series, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 20 of the Third Schedule and any direction or request by the holders of the Notes of any Series;

(j)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9.1, Conditions 10 and 16 and paragraphs 2, 5, 6 and 9 of the Third Schedule;
(k)

any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(l)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer (including any Retained Notes), the Guarantor, any other Subsidiary of the Guarantor, any Holding Company of the Guarantor or other Subsidiary of such Holding Company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Issuing and Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

Person means any individual, corporation, partnership, joint venture, trust, unincorporated organisation or government, or any agency or political sub-division thereof;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the giving of notice and/or the issue of any certificate, would constitute an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

Reference Banks means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks in relation thereto;

Register means the register maintained by the Registrar;

Registered Notes means those of the Notes which are for the time being in registered form and represented by a Certificate;

Registrar means, in relation to all or any Series of the Notes, the registrar appointed by the Issuer and the Guarantor and specified in the applicable Final Terms;

Regulation S means Regulation S under the Securities Act;

Regulation S Certificate means a Definitive Certificate representing Regulation S Registered Notes in or substantially in the form set out in Part 8 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s), and includes any replacement thereof issued pursuant to the Conditions and any Regulation S Global Certificate;

Regulation S Global Certificate means a Global Certificate in or substantially in the form set out in Part 3 of the Second Schedule, with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee, the Registrar and the relevant Dealer(s);

Regulation S Registered Note means a Registered Note represented by a Regulation S Certificate  or a Regulation S Global Certificate, as the case may be;

Relevant Date has the meaning set out in Condition 8;

Relevant Jurisdiction has the meaning set out in Condition 8;

Renminbi Currency Event has the meaning set out in Condition 6(g);

Reorganisation means the conveyance, transfer or lease of the respective properties and assets of  the Issuer or the Guarantor (as relevant) substantially as an entirety to any Person that guarantees the Issuer's or the Guarantor’s obligations under these presents in accordance with Clause 21;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Retained Notes means Notes specified as such in the applicable Final Terms unless and until such Notes have been sold by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor to a third party and are no longer held by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor;

Rule 144A Legend means the transfer restriction legend under the Securities Act set out in the form of DTC Restricted Certificate in Part 9 of the Second Schedule and the DTC Restricted Global Certificate in Part 4 of the Second Schedule;

Securities Act means the United States Securities Act of 1933, as amended;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including  as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Stock Exchange means Euronext Dublin or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary means, in relation to any entity, any company which is for the time being a subsidiary (within the meaning of Section 1159 of the Companies Act 2006) of such entity;

Successor means, in relation to the Issuing and Principal Paying Agent, the other Paying Agents, the Reference Banks, the Calculation Agent, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further  issuing and principal paying agent, paying agents, reference banks, calculation agent, registrar and transfer agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Successor in Business means any company which, as the result of any amalgamation, merger or reconstruction the terms of which have previously been approved in writing by the Trustee:

(a)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Issuer or, as the case may be, the Guarantor, immediately prior thereto; and

(b)

carries on, as successor to the Issuer or, as the case may be, the Guarantor, the whole or substantially the whole of the business carried on by the Issuer or, as the case may be, the Guarantor, immediately prior thereto;

Sustainability-Linked Note has the meaning set out in Condition 4(c);

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Bearer Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 7 of the Second Schedule or in such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

TARGET2 System has the meaning set out in Condition 4(e);

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Certificates, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the applicable Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Transfer Agents means, in relation to all or any Series of the Notes, the several institutions at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents in relation thereto;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

United States has the meaning set out in Condition 8;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2(a)     All references in these presents  to  principal  and/or  principal  amount  and/or  interest  in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under  these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(f).

(b)

All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.
(d)

All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)

All references in these presents to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits (but not in the case of any NGN or any Registered Global Note held under the NSS), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Issuing and Principal Paying Agent and the Trustee.

(f)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006 of Great Britain.
(g)

In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(h)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.
(i)

All references in these presents to taking proceedings against the Issuer and/or the Guarantor shall be deemed to include references to proving in the winding-up of the Issuer and/or the Guarantor (as the case may be).

(j)

All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes of the relevant one or more series as a class.

(k)

All references in these presents to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer's interest in the Notes.

1.3

Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.4

All references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.5

All references in these presents (i) to Notes (other than Exempt Notes) being "listed" or "having a listing" shall (a) in relation to Euronext Dublin, be construed to mean that such Notes have been admitted to the Official List of Euronext Dublin and to trading on the Market and (b) in relation to any other European Economic Area Stock Exchange, be construed to mean that such Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive and (ii) in relation to any Exempt Notes being “listed” or “having a listing” on any other Stock Exchange all other references shall be construed to mean that such Exempt Notes have been admitted to trading on such other or further stock exchange(s) or markets (other than a stock exchange or market which is a regulated market for the purposes of the Markets in Financial Instruments Directive) as may be agreed between the Issuer, the Guarantor and the relevant Dealer and all references in these presents to "listing" or "listed" shall include references to "quotation" and "quoted" respectively.

1.6

Wherever in these presents there is a requirement for the consent of, or a request from, the Noteholders, then, for so long as any of the Registered Notes is registered in the name of DTC or its nominee and represented by a DTC Restricted Global Certificate, DTC may send an omnibus proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time. Such omnibus proxy shall assign the right to give such consent or, as the case may be, make such request to DTC's direct participants as of the record date specified therein any such assignee participant may give the relevant consent or, as the case may be, make the relevant request in accordance with these presents.

2.	AMOUNT AND ISSUE OF THE NOTES
2.1	Amount of the Notes, Final Terms and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such  aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 10.00 a.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a draft of the applicable Final Terms and drafts of all legal opinions (if any) to be given in relation to the proposed issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued and upon the issue of the relevant Notes shall deliver or cause to be delivered to the Trustee a copy of the final form of the applicable Final Terms. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed, and on such other occasions as the Trustee so requests (if (a) the Trustee considers it necessary in view of a change (or proposed change) in applicable law or regulations (or the interpretation or application thereof) affecting the Issuer or, as the case may be, the Guarantor, these presents, the Programme Agreement or the Agency Agreement, or (b) the Trustee has other reasonable grounds for such request), the Issuer or, as the case may be, the Guarantor will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed in accordance with the Conditions, unconditionally pay  or procure to be paid to or to the order of the Trustee, in the case of any relevant currency other than euro, in the principal financial centre for the relevant currency and, in the case of euro, in a city in which banks have access to the TARGET2 System in each case in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)

every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Issuing and Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series (including, in the case of Notes represented by a NGN, whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg) except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(b)

in the case of any payment of principal made to the Trustee or the Issuing and Principal Paying Agent after the due date or on or after accelerated maturity following an Event of Default interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be  the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Issuing and Principal Paying Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof or of the Certificate in respect thereof (other than in circumstances contemplated by 2.2(b) above), interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note or Certificate, as the case may be, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Agents etc.

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Issuer, the Guarantor and the Agents require the Agents pursuant to the Agency Agreement:
(i)

to act thereafter as Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and the relative Certificates and Coupons and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes, Certificates and Coupons on behalf of the Trustee; or

(ii)

to deliver up all Notes, Certificates and Coupons and all sums, documents and records held by them in respect of Notes, Certificates and Coupons, in each case held by them in their capacity as Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)

by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Issuing and Principal Paying Agent and, with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn, proviso (i) to subclause 2.2 of this Clause relating to the Notes shall cease to have effect.

2.4	Rate of interest after Notes due and repayable under Condition 10(A)

If the Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes of any Series become immediately due and repayable under Condition 10(A) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4(b) except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 22 (both inclusive) and 23.2 and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Coupons, Couponholders and Talons shall be construed accordingly.

3.	FORMS OF THE NOTES
3.1	Global Notes
(a)	The Notes of each Tranche will initially be represented by either:
(i)

in the case of Bearer Notes, a single Temporary Global Note which shall be exchangeable for either Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note or (in the case of Exchangeable Bearer Notes) Registered Notes, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or (in the case of Exchangeable Bearer Notes) Registered Notes, in accordance with the provisions of such Permanent Global Note; or

(ii)

in the case of Bearer Notes, a single Permanent Global Note which shall be exchangeable for Definitive Bearer Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or (in the case of Exchangeable Bearer Notes) Registered Notes, in accordance with provisions of such Permanent Global Note; or

(iii)

in the case of Registered Notes which are sold outside the United States in "offshore transactions" within the meaning of Regulation S, a Regulation S Global Certificate which will be exchangeable for Regulation S Certificates and/or Notes represented by a DTC Restricted Global Certificate in accordance with the provisions of such Regulation S Global Certificates; or

(iv)

in the case of Registered Notes which are sold in the United States, to qualified institutional buyers within the meaning of Rule 144A, a DTC Restricted Global Certificate which will be exchangeable for DTC Restricted Certificates and/or Notes represented by a Regulation S Global Certificate in accordance with the provisions of such DTC Restricted Global Certificate.

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN or Registered Notes held under the NSS) for Euroclear and Clearstream, Luxembourg, each Regulation S Global Certificate shall be prepared, completed and delivered to, and registered in the name of a nominee of, a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg and each DTC Restricted Global Certificate shall be prepared, completed and delivered to a custodian for and registered in the name of a nominee of DTC, in each case in accordance with the provisions of the Programme Agreement or to or with or in the name of another appropriate custodian, nominee or depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)

Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Issuing and Principal Paying Agent. Each Temporary Global Note so executed and authenticated (and effectuated, if applicable) shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c)

Each Permanent Global Note shall be printed or typed in the form or substantially in the form set  out in Part 2 of the Second Schedule and may be a facsimile. Each Permanent Global Note shall  have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Issuing and Principal Paying Agent. Each Permanent Global Note so executed and authenticated (and effectuated, if applicable) shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(d)

Each Regulation S Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 3 of the Second Schedule and may be a facsimile. Each Regulation S Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar and shall, in the case of Notes intended to be held under the NSS, be effectuated by the common safekeeper acting on the instructions of the Issuer. Each Regulation S Global Certificate shall be valid evidence of binding and valid obligations of the Issuer and title thereto shall pass upon registration in the Register.

(e)

Each DTC Restricted Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 4 of the Second Schedule and may be a facsimile. Each DTC Restricted Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. Each DTC Restricted Global Certificate shall be valid evidence of binding and valid obligations of the Issuer and title thereto shall pass upon registration in the Register.

3.2	Definitive Bearer Notes
(a)

The Definitive Bearer Notes, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts 5, 6 and 7 respectively, of the Second Schedule. The Definitive Bearer Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Bearer Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Bearer Notes, the Coupons and the Talons shall pass by delivery.

(b)

The Definitive Bearer Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Principal Paying Agent. The Definitive Bearer Notes so executed and authenticated, and the Coupons and Talons, upon execution and authentication of the relevant Definitive Bearer Notes, shall be binding and valid obligations of the Issuer. The Coupons and the Talons shall not be signed. No Definitive

Bearer Note and none of the Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid.

3.3	Definitive Certificates
(a)

The DTC Restricted Certificates and Regulation S Certificates shall be in the respective forms or substantially in the respective forms set out in Parts 8 and 9, respectively of the Second Schedule and shall be printed in accordance with applicable legal and stock exchange requirements. Title to such certificates shall pass upon registration in the Register.

(b)

The DTC Restricted Certificates and Regulation S Certificates shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. The DTC Restricted Certificates and Regulation S Certificates so executed and authenticated shall be valid evidence of binding and valid obligations of the Issuer. Title to such Certificates shall pass upon registration in the Register.

3.4	Facsimile signatures

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Global Note or a Definitive Bearer Note or a Certificate is duly authorised by the Issuer notwithstanding that at the time of issue of such Note or Certificate they may have ceased for any reason to be so authorised or to hold such office.

3.5	Reliance on Certification of a Clearing System

Without prejudice to the provisions of Clause 16(x), the Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant Clearing System (including Euroclear's EUCLID or Clearstream, Luxembourg's Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by, or to reflect the records of, Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.	FEES, DUTIES AND TAXES

The Issuer (failing whom, the Guarantor) will pay any stamp, issue, registration, documentary and other fees, duties or taxes (if any), including interest and penalties, payable (a) in the United Kingdom, Ireland, Belgium, Luxembourg and the United States of America on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Notes, the Certificates and the Coupons and (b) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The

Notes and the Coupons shall be held subject to the provisions contained in these presents and  the Conditions shall be binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Coupons and the Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS
6.1

The Issuer shall procure that all Notes (other than Retained Notes) issued by it (a) redeemed or (b) purchased for cancellation by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and surrendered for cancellation or (c) which, being Bearer Notes which have been mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (d) exchanged as provided in these presents (together in each case, in the case of Definitive Bearer Notes, with all unmatured Coupons attached thereto or delivered therewith) and, in the case of Definitive Bearer Notes, all relative Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Coupons which have been paid;
(b)	the serial numbers of such Notes in definitive form or the Certificates representing Registered Notes;
(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;
(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and Registered Notes;
(e)

the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled and the serial numbers of such Notes in definitive form or of the Certificates representing Registered Notes and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)

the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form or of the Certificates representing Registered Notes and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons; and

(g)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or  exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2

The Issuer shall procure (a) that the Issuing and Principal Paying Agent and/or the Registrar shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption or purchase and cancellation and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Bearer Notes, Coupons or Talons and of all transfers and exchanges of Registered Notes (b) that the Agent and the Registrar shall, in respect of the Coupons of each maturity where the relevant Bearer Note is redeemed prior to its maturity date, retain until the expiry of 10 years from the Relevant Date in respect of such Coupons a list of the Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records shall be made available to the Trustee during normal business hours.

7.	ENFORCEMENT
7.1

The Trustee may at any time, in its sole and absolute discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to each of the Issuer and the Guarantor to enforce their respective obligations under these presents.

7.2

Proof that as regards any specified Note or Coupon the Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

8.	GUARANTEE
8.1

The Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Guarantor, guarantees to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on all Notes and of any other amounts payable by the Issuer under these presents; and
(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of these presents to be performed or observed by the Issuer.
8.2

If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

8.3

If any sum which, although expressed to be payable by the Issuer under these presents, the Notes or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents the Guarantor agrees, as a primary obligation, to indemnify each of the Trustee, each Noteholder and each Couponholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes, the Coupons or these presents (as the case may be) and to indemnify each Noteholder and each Couponholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

8.4

If any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the relative Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

8.5

The Guarantor hereby agrees that its obligations hereunder shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the relative Noteholders or the relative Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19, whether or not there have been any dealings or transactions between the Issuer, any of the relative Noteholders or Couponholders or the Trustee, whether or not the Issuer  has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

8.6

Without prejudice to the provisions of Clause 9.1, the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the relative Noteholders or Couponholders.

8.7

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations contained in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

8.8	If any moneys shall become payable by the Guarantor under this guarantee, the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:
(a)

in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make a payment; or

(b)	in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the relative Noteholders, Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes, save that nothing in this subclause 8.8 shall operate so as to create any charge by the Guarantor over any such payment or distribution.

8.9	Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:
(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this guarantee, without liability to pay interest on those moneys.
8.10

The obligations of the Guarantor under these presents constitute direct, unconditional and unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

9.	PROCEEDINGS, ACTION AND INDEMNIFICATION
9.1

The Trustee shall not be bound to take any proceedings mentioned in Condition 10(B) or any other action in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding (excluding Retained Notes) and in either case then only if it shall be indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement, including the costs of its managements' time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

9.2

The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion which may be based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion which may be based upon such legal advice (if applicable), it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

9.3

Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder  shall be entitled to proceed directly against the Issuer and/or the Guarantor to enforce the performance of any of the provisions of these presents in respect of or concerning the Issuer and/or the Guarantor, in each case unless the Trustee having become bound as aforesaid to take proceedings fails or is unable to do so within 60 days and such failure or inability is continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void, or in respect of claims which have become prescribed, under Condition 9) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due  and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantor and any other person),

PROVIDED ALWAYS that any payment required to be made by the Trustee pursuant to these presents shall only be made subject to any applicable laws and regulations.

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE
12.1

No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd- Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

12.2

The Trustee may deposit moneys in respect of the Notes or Coupons in its name in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

12.3

The parties acknowledge and agree that in the event that any deposits in respect of the Notes or Coupons are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution (“negative interest”), the Trustee shall not be liable to make up any shortfall or be liable for any loss.

12.4

The Trustee may in its sole and absolute discretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under Clause 10. All interest and other income deriving from such deposits shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 and/or Clause 16(j) to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders of such Series or the holders of the related Coupons, as the case may be.

13.	PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note, Certificate or Coupon) the Note, Certificate or Coupon in respect of which such payment is made shall (except in the case of a NGN or a Registered Global Note held under the NSS) be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS BY THE ISSUER AND THE GUARANTOR

Except as otherwise specified below, each of the Issuer and the Guarantor severally covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs  (g), (h),  (l), (m), (o) and  (r) so long as any of the Notes or the relative Coupons remains liable to prescription or, in the case of subparagraph  (n), until the expiry of a period of 30 days after the Relevant Date) it shall:

(a)

give or procure to be given to the Trustee such opinions, certificates and information as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer or the Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 16.3 and advice of the Indexation Adviser pursuant to Condition 5) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)

at all times keep and (in the case of the Guarantor only) procure its Subsidiaries to keep proper books of account and, following the occurrence of an Event of Default or Potential Event of Default or if the Trustee reasonably considers that any such event has occurred or is likely to occur, allow and (in the case of the Guarantor only) procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, the Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account during normal business hours;

(c)

(in the case of the Guarantor only) send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document (other than documents of a promotional, advertising or marketing nature only) issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(d)

forthwith give notice in writing to the Trustee of the happening of any Event of Default or any Potential Event of Default, Renminbi Currency Event, Early Termination Event or Change of Control Put Event;

(e)

give to the Trustee (i) within 14 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year and in any event not later than 180 days after the end of each such financial year a certificate signed by two Authorised Signatories of the Issuer to the effect that, to the best of the knowledge, information and belief of the persons so certifying, they having made all reasonable enquiries, as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(f)

give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) at the same time as the Issuer gives its certificate in accordance with (e) above, a certificate signed by two Authorised Signatories of the Guarantor to the effect that, to the best of the knowledge, information and belief of the persons so certifying, they having made all reasonable enquiries, as at a date not more than seven days before delivering such certificate (the relevant certification date), there did not exist and had not existed since the relevant certification date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or, in the case of the first such certificate, the date hereof) to and including the relevant certification date of such certificate that the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying in which respects it has not complied;

(g)

so far as permitted by law, at all times execute all such further documents and do all such acts and things as may in the opinion of the Trustee be necessary at any time or times to give effect to the terms and conditions of these presents;

(h)	at all times maintain an Issuing and Principal Paying Agent, other Paying Agents, a Calculation Agent, Reference Banks, a Registrar and Transfer Agents in accordance with the Conditions;
(i)

use all reasonable endeavours to procure the Issuing and Principal Paying Agent to notify  the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)

in the event of the unconditional payment to the Issuing and Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(k)

if the applicable Final Terms indicates that the Notes are listed, use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)

give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Issuing and Principal Paying Agent, Calculation Agent, Reference Bank, other Paying Agent, Registrar or Transfer Agent (other than the appointment of the initial Issuing and Principal Paying Agent, Calculation Agent, Reference Banks, other Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's or Reference Bank's or Registrar's or Transfer Agents' specified office and (except as provided by the Agency Agreement or the Conditions); PROVIDED ALWAYS THAT so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Issuing and Principal Paying Agent or the Calculation Agent or the Registrar no such termination shall take effect until a new Issuing and Principal Paying Agent or Calculation Agent or Registrar (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(m)

obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of Great Britain (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(n)

if payments by the Issuer or the Guarantor of principal or interest in respect of the Notes or the relative Coupons shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Relevant Jurisdiction or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed in form and manner satisfactory to the Trustee, such trust deed to modify Condition 8 (but not the proviso thereto) so that, in substitution for (or, as the case may be, addition to) the references therein to the Relevant Jurisdiction or any political sub-division thereof or any authority therein or thereof having power to tax, such Condition makes reference to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid and Condition 7(b) shall be modified accordingly;

(o)

comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and any  notice  given  by  the  Trustee  pursuant  to  Clause 2.3(a) and that the Calculation Agent complies with and performs all its obligations under the Calculation Agency Agreement and not make any amendment to the Agency Agreement or the Calculation Agency Agreement without the prior written approval of the Trustee;

(p)

(in the case of the Guarantor only) in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1 deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Signatories of the Guarantor setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(i)

up to and including the date of such certificate have been purchased by the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any Holding Company of the Guarantor or other Subsidiary of such Holding Company and cancelled; and

(ii)

are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any Holding Company of the Guarantor or other Subsidiary of such Holding Company;

(q)

if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 14;

(r)	(in the case of the Guarantor only) procure that each of its Subsidiaries observes the restrictions contained in Condition 7(h);
(s)

give prior written notice to the Trustee of  any  proposed  redemption  pursuant  to  Condition 7(b) or 7(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 7(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(t)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement;
(u)

use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(x) or otherwise as soon as practicable after such request; and

(v)

upon any sale or disposal of Retained Notes by the Issuer to an entity which is neither the Issuer, the Guarantor nor any other Subsidiary of the Guarantor, promptly notify the Trustee of the same in writing.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE
15.1

The Issuer (failing whom, the Guarantor) shall pay to the Trustee remuneration for its services as trustee of these presents at such rate and on such dates as shall be agreed in writing from time to time between the Issuer, the Guarantor and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Issuing and Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any Certificate in respect thereof or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder or Couponholder is duly made.

15.2

In the event of the occurrence of an Event of Default or a Potential Event of Default, each of the Issuer and the Guarantor hereby agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties which the Trustee and the Issuer or, as the case may be, the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer (failing whom, the Guarantor) shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated at the Trustee’s normal hourly rates in force from time to time).

15.3

The Issuer (failing whom, the Guarantor) shall in addition pay to the Trustee an amount equal to the amount (if any) of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee, the Issuer and/or the Guarantor failing to agree:
(a)	(in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or
(b)

(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an investment bank or other person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank or other person being payable by the Issuer (failing whom, the Guarantor)) and the determination of any such investment bank or other person shall be final and binding upon the Trustee, the Issuer and the Guarantor.

15.5

The Issuer (failing whom, the Guarantor) shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6

All amounts due and payable pursuant to subclause 15.5 above and/or Clause 16(j) shall be payable by the Issuer or, as the case may be, the Guarantor on the date specified in a written demand by the Trustee, such demand to specify the reason for such demand, and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within 10 days after such demand and  the Trustee so requires) carry interest from the date such payment was made or such later date as specified in such demand at the rate of one per cent. per annum above the base rate (on the date on which payment was made by the Trustee) of NatWest Bank plc from the date such demand is made, and in all other cases shall (if not paid on the date specified in such demand or, if later, within 10 days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(j) shall continue in full force and effect notwithstanding such discharge.
15.8

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert (including without limitation, an Indexation Adviser) whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, e-mail or facsimile transmission and the Trustee shall not be liable for acting on any advice, opinion  or information purporting to be conveyed by any such letter, e-mail or facsimile  transmission although the same shall contain some error or shall not be authentic.

(c)

The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Authorised Signatories of the Issuer and/or by any two Authorised Signatories of the Guarantor, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the  issue of any of the Notes by the Issuer, the exchange of any Global Note or Certificate for another Global Note or Certificate or Definitive Bearer Notes or the delivery of any Global Note, Certificate or Definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Early Termination Event, Renminbi Currency Event, Change of Control Put Event, Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Early Termination Event, Renminbi Currency Event, Change of Control Put Event, Event of Default or Potential Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

(g)

Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and the Couponholders shall be conclusive and binding on the Noteholders and the Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the holders or the Couponholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed, without prejudice to the generality of subclause  9.1, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.

(h)

The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing or a direction or a request) it was not signed by the requisite number of Noteholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Couponholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Certificate or Coupon reasonably believed by it to be such and subsequently found to be forged or not authentic.

(j)

Subject to Section 750 of the Companies Act 2006 (if applicable) and without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or them indemnified against all Liabilities to which it or they may be or become subject or which may be properly incurred by it or them in the execution of any of its or their trusts, powers, authorities and discretions under these presents or its or their functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(k)

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(l)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with the trusts of these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(m)

Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

(n)

The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (b), (c), (e), (f) and (g) of Condition 10(A) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the holders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantor, the Noteholders and the Couponholders.

(o)

The Trustee as between itself and the Noteholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every  such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and the Couponholders.

(p)

In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(q)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions vested in the Trustee by these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee has taken reasonable care in selecting such delegate, it shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)

The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee has taken reasonable care in selecting such agent, it shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)	The Trustee may appoint and pay any person to act as a nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine.
(t)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity,  performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

(v)

Any certificate or report of the Auditors or any other person called for by or provided to the Trustee in accordance with or for the purposes of the Notes may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report is addressed to the Trustee and whether or not such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors (or such other expert or other person) in respect thereof.

(w)

So long as any Global Note is, or any Registered Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

(x)

The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(y)	No provision of these presents shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.
(z)

Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by them or their partner or firm on matters arising in connection with the trusts of these presents and also their properly incurred charges in addition to disbursements for all other work and business done and all time spent by them or their partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

(aa)

Nothing contained in these presents shall require the Trustee to expend or risk its own funds  or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

(bb)

The Trustee shall not be bound to take any steps to  enforce  the  performance  of  any provisions of these presents, the Notes or the Coupons or to appoint an independent financial advisor pursuant to the Conditions unless it shall be indemnified and/or secured and/or prefunded by the relevant Noteholders and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

(cc)

When determining whether an indemnity or any security or prefunding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.

(dd)

The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

17.	TRUSTEE'S LIABILITY
17.1

Subject to Section 750 of the Companies Act 2006 (if applicable), nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under these presents.

17.2

Notwithstanding any provision of these presents to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, business, goodwill or opportunity), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

18.	TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

Neither the Trustee (which for the purpose of this Clause shall include the Holding Company of any corporation acting as trustee hereof or any Subsidiary of such Holding Company) nor any director or officer or Holding Company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or their fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantor or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and each shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in 18(a) above or, as the case may be, any such trusteeship or office of profit as is referred to in 18(b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any Holding Company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in their capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION
19.1

The Trustee may without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or any Condition or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents or any Condition PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10(A) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

19.2

The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification (a) to these presents or any Condition which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification is not materially prejudicial to the interests of the Noteholders or (b) to these presents or any Condition if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of applicable law. In addition, the Trustee shall be obliged to concur with the Issuer and the Guarantor in using its reasonable endeavours to effect any Benchmark Amendments or Benchmark Replacement Conforming Changes in the circumstances as set out in Condition 4(b)(ii)(H) without the consent of the Noteholders or the Couponholders. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

19.3

Any breach of or failure to comply by the Issuer or the Guarantor with any such terms  and conditions as are referred to in subclauses 19.1 and 19.2 of this Clause shall constitute a default by the Issuer or the Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	HOLDER OF DEFINITIVE BEARER NOTE ASSUMED TO BE COUPONHOLDER
20.1

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each holder of a Definitive Bearer Note is the holder of all Coupons appertaining to each Definitive Bearer Note of which they are the holder.

NO NOTICE TO COUPONHOLDERS

20.2

Neither the Trustee nor the Issuer nor the Guarantor shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Bearer Notes in accordance with Condition 14.

21.	SUBSTITUTION AND CONSOLIDATION MERGER, CONVEYANCE, TRANSFER OR LEASE
21.1	Substitution of the Issuer
(a)

The Trustee may without the consent of the Noteholders or Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of (i) a Successor in Business to the Issuer or (ii) the Guarantor or a Successor in Business to the Guarantor or (iii) any other Subsidiary of the Guarantor (such substituted company being hereinafter called the New Company) provided that in each case a trust deed is executed or some other form of undertaking is given by the New Company in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) and provided further that (save in the case of a substitution of the Guarantor or a Successor in Business to the Guarantor) the Guarantor unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee. The following further conditions shall apply to this Clause 21.1(a):

(i)

the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in order to ensure that the interests of the Noteholders are not materially prejudiced (and taking into account the proviso in paragraph 21.1(b) below);

(ii)	undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 and Condition 7(b) shall be modified accordingly;
(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders, provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of the New Company not being required pursuant to the undertakings or covenants given pursuant to the preceding paragraph (ii) to pay any Additional Amounts for or on account of any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein); and

(iv)

if two authorised signatories of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or any previous substitute under this Clause as applicable.

(b)

Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

21.2	Substitution of the Guarantor
(a)

The Trustee may without the consent of the Noteholders or Couponholders at any time agree with the Guarantor to the substitution in place of the Guarantor (or of the previous substitute under this Clause) as guarantor under these presents of (i) a Successor in Business to the Guarantor or (ii) a Holding Company of the Guarantor or (iii) a Subsidiary of the Guarantor (such substituted company being hereinafter called the New Company) provided that in each case a trust deed is executed or some other form of undertaking is given by the New Company in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the guarantor in place of the Guarantor (or of the previous substitute under this Clause) and provided further that (in the case of a substitution of a Subsidiary of the Guarantor) the Guarantor unconditionally and irrevocably guarantees all amounts payable by the Issuer under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to 21.2(a) above:
(i)

the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in order to ensure that the interests of the Noteholders are not materially prejudiced (and taking into account the proviso in paragraph 21.2(c) below);

(ii)	undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 and Condition 7(b) shall be modified accordingly;
(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders, provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of the New Company not being required pursuant to the undertakings or covenants given pursuant to the preceding paragraph (ii) to pay any Additional Amounts for or on account of any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein); and

(iv)

if two authorised signatories of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Guarantor or any previous substitute under this Clause as applicable.

(c)

Any such trust deed or undertaking shall, if so expressed, operate to release the Guarantor or the previous substitute as aforesaid from all of its obligations as guarantor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the guarantor in place of the Guarantor (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

21.3     (a)          Each of the Issuer and the Guarantor may consolidate with or merge (which term shall include for the avoidance of doubt a scheme of arrangement) into any other Person or convey, transfer or lease its respective properties and assets substantially as an entirety to any Person, and each of the Issuer and the Guarantor may permit any Person to consolidate with or merge into the Issuer or the Guarantor (as relevant) or convey, transfer or lease its properties and assets substantially as an entirety to the Issuer or the Guarantor (as relevant), provided that:

(i)

if the Issuer or the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its respective properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the respective properties and assets of the Issuer or the Guarantor (as relevant) substantially as an entirety shall be a corporation, partnership or trust, shall be organised and validly existing under the laws of any applicable jurisdiction and shall expressly assume (including, in the case of a Reorganisation, by way of a full and unconditional guarantee subject to the proviso to this subclause) by a trust deed supplemental hereto executed and delivered to the Trustee on behalf of the Noteholders in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every covenant of these presents on the part of the Issuer or the Guarantor (as relevant) to be performed or observed; provided, however, that in the case of a Reorganisation;

(A)	such assumption shall be effected by means of a supplemental trust deed executed by the guarantor in which:
I.

the guarantor covenants to the Trustee to guarantee irrevocably and unconditionally the due and punctual payment of the principal of and interest on all the Notes, and all other amounts payable by the Issuer or the Guarantor (as relevant) under these presents, which guarantee shall (inter alia) not be subject to any requirement for presentment or demand and shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation (x) the waiver, surrender, compromise, settlement, release, termination or modification of any or all of the obligations, covenants or agreements of the Issuer or the Guarantor (as relevant) under these presents; (y) the bankruptcy or insolvency of the Issuer or the Guarantor (as relevant); and (z) to the extent permitted by law, the release or discharge by operation of law of the Issuer or the Guarantor (as relevant) from the performance or observance of any obligation, covenant or agreement contained in these presents; and

II.

the guarantor covenants to be bound by each and every obligation of the Issuer or the Guarantor (as relevant) contained in these presents, including without limitation the obligation to pay Additional Amounts with respect to any payment made under the guarantee to the extent and subject to the exceptions, mutatis mutandis, set out in Condition 8, and to be subject to each Event of Default specified in Condition 10(A) or in any Notes or Certificates in respect thereof and to each Potential Event of Default, as though in each case, each reference to the Issuer or the Guarantor (as relevant) in connection with such obligations or Events of Default were to the guarantor; provided, however, that the reference to specific statutes in Condition 10(A)(e) shall be modified, if applicable, to reflect the laws of the jurisdiction of incorporation of the guarantor; and

(B)

the Trustee shall have received an opinion of legal counsel (which may be an employee of the guarantor), in form and substance reasonably satisfactory to the Trustee to the effect that such guarantee is the valid, binding and enforceable obligation of the guarantor;

(ii)

immediately prior to and after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or the Guarantor (as relevant) as a result of such transaction as having been incurred by the Issuer or the Guarantor (as relevant) at the time of such transaction, no Event of Default or Potential Event of Default shall have happened and be continuing;

(iii)

the Person formed by such consolidation or into which the Issuer or the Guarantor (as relevant) is merged or to whom the Issuer or the Guarantor (as relevant) has conveyed, transferred or leased its properties or assets (if such Person is incorporated or organised and validly existing under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, or England  and Wales) agrees to indemnify the Trustee and the holder of each Note and Coupon against (A) any tax, assessment or governmental charge imposed on the Trustee or any such holder or required to be withheld or deducted from any payment to the Trustee or such holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (B) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(iv)

the Issuer or the Guarantor (as relevant) (and, in the case of a guarantee as provided above, the guarantor) has delivered to the Trustee a Certificate signed by two of its Authorised Signatories (or other officers acceptable to the Trustee) and an opinion  of legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental trust deed is required in connection with such transaction, such supplemental trust deed complies with this Clause, that such supplemental trust deed is valid, binding and enforceable and that all conditions precedent herein provided for relating to such transaction have been complied with;

(v)	undertakings or covenants shall be given by such Person in terms corresponding to the provisions of Condition 8 and Condition 7(b) shall be modified accordingly;

(vi)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (vii), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders, provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of the Person pursuant to the undertakings or covenants given pursuant to the preceding paragraph (v) not being required to pay any Additional Amounts for or on account of any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein); and

(vii)

if two authorised signatories of the Person formed by such consolidation or into which the Issuer or the Guarantor (as relevant) is merged or to whom the Issuer or the Guarantor (as relevant) has conveyed, transferred or leased its properties or assets (or other officers acceptable to the Trustee) shall certify that such Person is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of such Person or to compare the same with those of the Issuer or the Guarantor (as relevant).

(b)

Upon any consolidation of the Issuer or the Guarantor (as relevant) with, or merger of the Issuer or the Guarantor (as relevant) into, any other Person or any conveyance, transfer or lease of the respective properties and assets of the Issuer or the Guarantor (as relevant) substantially as an entirety in accordance with paragraph (a) of this subclause 21.3, the successor Person formed by such consolidation or into which the Issuer or the Guarantor (as relevant) is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, except in the case of an assumption by way of a full and unconditional guarantee made in accordance with paragraph (a) of this subclause 21.3 (in which event, the Issuer or the Guarantor (as relevant) shall remain an obligor under these presents), and may exercise every right and power of, the Issuer or the Guarantor (as relevant) under these presents with the same effect as if such successor Person had been named as the Issuer or the Guarantor (as relevant) in these presents, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under these presents.

(c)

Not later than 21 days after completion of the relevant transaction as referred to in  paragraph (a) of this subclause 21.3 the Issuer or the Guarantor (as relevant) or, as the case may be, the Person resulting from any such consolidation or merger shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14.

22.	CURRENCY INDEMNITY

Each of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)

any loss or damage incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the holders of the Notes issued by the Issuer and the relative Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by  the Issuer or the Guarantor; and

(b)

any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or their liquidator or liquidators.

23.	NEW TRUSTEE

New Trustee

23.1

The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Issuing and Principal Paying Agent and in accordance with Condition 14 to the Noteholders.

Separate and Co-Trustees

23.2

Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice  to the Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;
(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or
(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantor.

Each of the Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

24.	TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of these presents. The Issuer and the Guarantor each undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

25.	TRUSTEE'S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.	NOTICES

Any notice or demand to the Issuer, the Guarantor or the Trustee required to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), email or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Vodafone International Financing Designated Activity Company 2nd Floor

Palmerston House
Fenian Street
Dublin 2, Ireland

(Attention: Group Treasury Director)

Email: Treasury.Dealers@vodafone.com

(with a copy to the Guarantor)

to the Guarantor:                Vodafone House

The Connection

Newbury

Berkshire RG14 2FN

England

(Attention: Group Treasury Director)

Email: Treasury.Dealers@vodafone.com

to the Trustee:	Eighth Floor 100 Bishopsgate

London EC2N 4AG
England

(Attention: the Manager, Commercial Trusts)

Email: trust.support@lawdeb.com

Facsimile No.: 020 7606 5451

or to such other postal address, email address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served upon receipt. Any notice or demand sent by email as aforesaid shall be deemed to have been given, made or served when sent (provided always that any communication to the Trustee shall only be treated as having been received upon written confirmation of receipt by the Trustee and an automatically generated “read” or “received” receipt shall not constitute such confirmation). Any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served upon receipt provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post.

27.	GOVERNING LAW

The Trust Deed, the Notes, the Coupons, and any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.

28.	SUBMISSION TO JURISDICTION
28.1

Each of the Issuer and the Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submit to the exclusive jurisdiction of the English courts. Each of the Issuer and the Guarantor waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as Proceedings) against each of the Issuer and the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

28.2

The Issuer irrevocably and unconditionally appoints the Guarantor at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Guarantor may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings and the Guarantor hereby accepts such appointment. The Issuer:

(a)

agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the Issuer shall not impair the validity of such service or of any judgment based thereon;
(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer in accordance with Clause 26; and
(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any party to any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

30.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

Notes issued by Vodafone International Financing DAC (the “Issuer”) are constituted by a Trust Deed dated 27 July 2020 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) made between the Issuer, Vodafone Group Plc (the “Guarantor”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee).

The Notes and the Coupons (as defined below ) have the benefit of an Agency Agreement dated 27 July 2020 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuer, the Guarantor, HSBC Bank plc as issuing and principal paying agent and agent bank (the “Issuing and Principal Paying Agent”, which expression shall include any successor issuing and principal paying agent) and the Trustee. The Issuer and the Guarantor may appoint other paying agents (together with the Issuing and Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), an exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent), a registrar (the “Registrar”, which expression shall include any successor registrar) and transfer agents (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agent). The Noteholders (as defined below) and the holders (the “Couponholders”) of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of, and are entitled to the benefit of, those provisions applicable to them of the Agency Agreement and the applicable Final Terms. Any reference herein to “Coupons” or “coupons” shall, unless the context otherwise requires, be deemed to include a reference to “Talons” or “talons”. References in these Terms and Conditions to “Exempt Notes” are to Notes for which no prospectus is required to be published under the EU Prospectus Regulation (as defined below ).

If this Note is not an Exempt Note, the final terms for this Note (or the relevant provisions thereof) are attached to or endorsed on this Note (the “Final Terms”). Part A of the Final Terms completes these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof). If this Note is an Exempt Note, the pricing supplement for this Note (or the relevant provisions thereof) are attached to or endorsed on this Note (the “Pricing Supplement”). Part A of the Pricing Supplement completes these Terms and Conditions for the purposes of this Note and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. In the case of Exempt Notes, any subsequent reference in these Terms and Conditions to “Final Terms” shall be deemed to include reference to “Pricing Supplement” so far as the context admits.

The Trustee acts for the benefit of the Noteholders and the Couponholders (which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Guarantor (being Vodafone House, The Connection, Newbury, Berkshire RG14 2FN) and of the Trustee (being at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, England) and at the specified office of each of the Paying Agents. In addition, the applicable Final Terms will be available for viewing on the website of The Irish Stock Exchange plc, trading as Euronext Dublin, at https://live.euronext.com or otherwise published in accordance with Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”). If this Note is an Exempt Note, the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Paying Agent for the time being in London as to the identity of such holder. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. Words and expressions defined in the Trust Deed and/or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.

References herein to “RMB Notes” are to Notes denominated in Renminbi. References herein to “Renminbi”, “RMB” and “CNY” are to the lawful currency of the People’s Republic of China (the “PRC”) which, for the purposes of these Terms and Conditions, excludes the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

1.	Form, Denomination and Title

The Notes are issued in bearer form (“Bearer Notes”, which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form (“Registered Notes”) or in bearer form exchangeable for Registered Notes (“Exchangeable Bearer Notes”) in each case in the Specified Denomination(s) shown hereon.

All Registered Notes shall have the same Specified Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Specified Denomination as the lowest denomination of Exchangeable Bearer Notes.

The Notes may be Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes, CMS Linked Notes, Inflation Linked Interest Notes or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

The Notes may be redeemable at par or may be Inflation Linked Redemption Notes, depending on the Redemption Basis shown in the applicable Final Terms.

The Notes may also be Sustainability-Linked Notes as defined in Condition 4(c).

If this Note is an Exempt Note, this Note may include terms and conditions not contemplated by these Terms and Conditions, in which event the relevant provisions will be included in the applicable Pricing Supplement.

Bearer Notes are serially numbered and are issued with Coupons attached, unless they are Zero Coupon Notes, in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.

Title to the Bearer Notes and Coupons will pass by delivery. Title to the Registered Notes will pass by registration in the register that the Issuer and the Guarantor will procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). The Issuer, the Guarantor, any Paying Agent, the Registrar, the Transfer Agents, the Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder (as defined below) of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon (or on the Certificate representing it) or any notice of previous loss or theft of the Note or Coupon (or that of the related Certificate) or of trust or any interest therein) and shall not be required to obtain any proof thereof or as to the identity of such holder and no person shall be liable for so treating the holder.

In these Terms and Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note or Coupon) means the bearer of any Bearer Note or Coupon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the applicable Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes.

If so specified in the applicable Final Terms, some or all of the relevant Tranche of Notes may immediately be purchased by or on behalf of the Issuer on the Issue Date thereof. Such Notes are referred to as “Retained Notes”. Any Retained Notes may (in each case, together with the related Coupons and Talons, if applicable) be purchased by and held by or for the account of the Issuer, the Guarantor or any other Subsidiary (as defined in the Trust Deed) of the Guarantor and may be sold or otherwise disposed of in whole or in part by private treaty at any time, and shall cease to be Retained Notes to the extent of and upon such sale or disposal.

Retained Notes shall, pending sale or disposal by or on behalf of the Issuer, carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series, except that Retained Notes will not be treated as outstanding for the purposes of determining quorum or voting at meetings of Noteholders, passing a resolution in writing, the giving of consent by way of electronic consents or of considering the interests of the Noteholders save as otherwise provided in the Trust Deed. Notes which have ceased to be Retained Notes shall carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series.

Retained Notes will be held by a custodian appointed by the Issuer, the Guarantor or any other Subsidiary of the Guarantor and specified in the applicable Final Terms (the “Custodian”). At the time of such appointment, the Issuer (or the Guarantor or a relevant Subsidiary of the Guarantor, as the case may be), the Trustee and the Custodian will enter into a custody agreement to specify how the Custodian will hold such Retained Notes on behalf of the Issuer.

2.	Exchanges of Exchangeable Bearer Notes and Transfers of Registered Notes
(a)	Exchange of Exchangeable Bearer Notes

Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same nominal amount of Registered Notes at the request in writing of the relevant Noteholder (in substantially the same form set out in Schedule 4 of the Agency Agreement) and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Coupons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 6(c)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

(b)	Transfer of Registered Notes

One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

(c)	Partial Redemption in Respect of Registered Notes

In the case of a partial redemption of a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder in respect of the balance of the holding not redeemed. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) above shall only be available for delivery within three business days of receipt of the request for exchange, form of transfer or Change of Control Put Notice (as defined in Condition 7(d)) or Put Notice (as defined in Condition 7(e)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Change of Control Put Notice, Put Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Change of Control Put Notice, Put Notice or other in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(e)	Exchange or Transfer Free of Charge

Exchange and transfer of Notes and Certificates on registration, transfer and exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Guarantor, the Registrar or the Transfer Agents, but

upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(f)	Closed Periods

No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 7(c), (ii) after any such Note has been called for redemption or (iii) during the period of seven days ending on (and including) any Record Date. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.

3.	Status of the Notes and the Guarantee
(a)	Status of the Notes

The Notes and any relative Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other, present and future, outstanding unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by law).

(b)	Status of the Guarantee

The payment of principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee are direct, unconditional and unsecured obligations of the Guarantor and rank and will rank pari passu with all other, present and future, outstanding unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by law).

4.	Interest and Sustainability-Linked Notes
(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date.

In the case of RMB Notes, if:

(i)	Interest Payment Date Adjustment is specified as applying in the applicable Final Terms; and
(ii)

(x) there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) any Interest Payment Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

If the Notes are in definitive form, except (A) in the case of Sustainability-Linked Notes (as defined in Condition 4(c)) where (i) Sustainability-Linked Trigger Event (Interest) is specified as applicable in the applicable Final Terms and (ii) following the occurrence of one or more relevant Sustainability-Linked Trigger Event(s), the Initial Rate of Interest has been increased in accordance with Condition 4(c) or (B) as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

Except in the case of relevant Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(i)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(ii)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Fixed Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

(b)	Interest on Floating Rate Notes, CMS Linked Notes and Inflation Linked Interest Notes
(i)	Interest Payment Dates

Each Floating Rate Note, CMS Linked Note and Inflation Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or
(B)

if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)

in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B), the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or
(3)

the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
(ii)	Rate of Interest for Floating Rate Notes and CMS Linked Notes

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms. The Rate of Interest payable from time to time in respect of CMS Linked Notes will be determined in accordance with Condition 4(b)(ii)(G).

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Issuing and Principal Paying Agent under an interest rate swap transaction if the Issuing and Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;
(2)	the Designated Maturity is a period specified in the applicable Final Terms; and
(3)

the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on EURIBOR for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), (i) “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions, (ii) the definition of “Banking Day” in the ISDA Definitions shall be amended to insert after the words “are open for” in the second line the word “general” and (iii) “Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

(B)	Screen Rate Determination for Floating Rate Notes – Term Rate

This Condition 4(b)(ii)(B) applies where the applicable Final Terms specifies both Screen Rate Determination and Term Rate to be “Applicable”. The Rate of Interest for each Interest Period will, subject to Condition 4(b)(ii)(H) and as provided below, be either:

(1)	the offered quotation; or
(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at the Relevant Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Issuing and Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Issuing and Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of Condition 4(b)(ii)(B)(1) above, no such offered quotation appears or, in the case of Condition 4(b)(ii)(B)(2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph above, the Issuing and Principal Paying Agent shall request each of the Reference Banks to provide the Issuing and Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate, at approximately the Relevant Time, on the Interest Determination Date in question. If two or more of the Reference Banks provide the Issuing and Principal Paying Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Issuing and Principal Paying Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Issuing and Principal Paying Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the  relevant Interest Period shall be the rate per annum which the Issuing and Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Issuing and Principal Paying Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Relevant Time, on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market or, if the Reference Rate is TIBOR, the Tokyo inter-bank market or, if the Reference Rate is CDOR, the Toronto inter-bank market or, if the Reference Rate is JIBAR, the Johannesburg inter-bank market, as the case may be, plus or minus  (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Issuing and Principal Paying Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at approximately the Relevant Time, on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Guarantor suitable for such purpose) informs the Issuing and Principal Paying Agent it is quoting to leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter- bank market or, if the Reference Rate is TIBOR, the Tokyo inter-bank market or, if the Reference Rate is CDOR, the Toronto inter-bank market or, if the Reference Rate is JIBAR, the Johannesburg inter-bank market, as the case may be, plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(C)	Screen Rate Determination for Floating Rate Notes – Overnight Rate – Compounded Daily SONIA – Non-Index Determination

This Condition 4(b)(ii)(C) applies where the applicable Final Terms specifies: (1) Screen Rate Determination and Overnight Rate to be “Applicable”; (2) Compounded Daily SONIA as the Reference Rate; and (3) Index Determination to be “Not Applicable”.

(a)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 4(b)(ii)(H) and as provided below, be Compounded Daily SONIA with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin (if any), all as determined by the Issuing and Principal Paying Agent.

“Compounded Daily SONIA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Issuing and Principal Paying Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

“d”is the number of calendar days in:

(i)	where “Lag” is specified as the Observation Method in the applicable Final Terms, the relevant Interest Accrual Period; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

“D”is the number specified as such in the applicable Final Terms (or, if no such number is specified, 365);

“do”means:

(i)	where “Lag” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days in the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days in the relevant Observation Period;
“i”	is a series of whole numbers from one to “do”, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:
(i)	where “Lag” is specified as the Observation Method in the applicable Final Terms, the relevant Interest Accrual Period; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

“London Banking Day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

“ni”	for any London Banking Day “i”, means the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day;

“Observation Period” means the period from (and including) the date falling “p” London Banking Days prior to the first day of the relevant Interest Accrual Period to (but excluding) the date falling “p” London Banking Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Accrual Period) the date on which the relevant payment of interest falls due;

“p”	means:
(i)

where “Lag” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days specified as the “Lag Period” in the applicable Final Terms (or, if no such number is so specified, five London Banking Days); or

(ii)

where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the number of London Banking Days specified as the “Observation Shift Period” in the applicable Final Terms (or, if no such number is specified, five London Banking Days);

the “SONIA reference rate”, in respect of any London Banking Day (LBDx”), is a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such LBDx as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following such LBDx; and

“SONIAi ”means the SONIA reference rate for:

(i)	where “Lag” is specified as the Observation Method in the applicable Final Terms, the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant London Banking Day “i”.
(b)

Subject to Condition 4(b)(ii)(H), if, where any Rate of Interest is to be calculated pursuant to Condition 4(b)(ii)(C)(a) above, in respect of any London Banking Day on which an applicable SONIA reference rate is required to be determined, such SONIA reference rate is not made available on the Relevant Screen Page or has not otherwise  been published by the relevant authorised distributors, then the SONIA reference rate in respect of such London Banking Day shall be the rate determined by the Issuing and Principal Paying Agent as:

I.

the sum of (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5.00 p.m. (London time) (or, if earlier, close of business) on such London Banking Day; and (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days in respect of which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

II.

if the Bank Rate under (I)(i) above is not available at the relevant time, either (A) the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day in respect of which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (B) if this is more recent, the latest rate determined under (I) above, and, in each case, references to “SONIA reference rate” in Condition 4(b)(ii)(C)(a) above shall be construed accordingly.

(c)

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 4(b)(ii)(C), and without prejudice to Condition 4(b)(ii)(H), the Rate of Interest shall be:

I.

that determined as at the last preceding Interest Determination Date on which the Rate of Interest was so determined (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Accrual Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Accrual Period); or

II.

if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period), in each case as determined by the Issuing and Principal Paying Agent.

(D)	Screen Rate Determination for Floating Rate Notes – Overnight Rate – Compounded Daily SONIA – Index Determination

This Condition 4(b)(ii)(D) applies where the applicable Final Terms specifies: (1) Screen Rate Determination and Overnight Rate to be “Applicable”; (2) Compounded Daily SONIA as the Reference Rate; and (3) Index Determination to be “Applicable”.

(a)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 4(b)(ii)(H) and as provided below, be the Compounded Daily SONIA Rate with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin (if any), all as determined by the Issuing and Principal Paying Agent.

“Compounded Daily SONIA Rate” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Issuing and Principal Paying Agent by reference to the screen rate or index for compounded daily SONIA rates administered by the administrator of the SONIA reference rate that is published or displayed by such administrator or other information service from time to time on the relevant Interest Determination Date, as further specified in the applicable Final Terms (the “SONIA Compounded Index”) and in accordance with the following formula:

where:

“d”

is the number of calendar days from (and including) the day in relation to which SONIA Compounded IndexStart is determined to (but excluding) the day in relation to which SONIA Compounded IndexEnd is determined;

“London Banking Day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

“Relevant Number” is the number specified as such in the applicable Final Terms (or, if no such number is specified, five);

“SONIA Compounded IndexStart” means, with respect to an Interest Accrual Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to the first day of such Interest Accrual Period; and

“SONIA Compounded IndexEnd” means, with respect to an Interest Accrual Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to (A) the Interest Payment Date for such Interest Accrual Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Accrual Period).

(b)

If the relevant SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service by 5.00 p.m. (London time) (or, if later, by the time falling one hour after the customary or scheduled time for publication thereof in accordance with the then-prevailing operational procedures of the administrator of the SONIA reference rate or of such other information service, as the case may be) on the relevant Interest Determination Date, the Compounded Daily SONIA Rate for the applicable Interest Accrual Period for which the SONIA Compounded Index is not available shall be “Compounded Daily SONIA” determined in accordance with Condition 4(b)(ii)(C) above as if “Index Determination” were specified in the applicable Final Terms as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of London Banking Days, as if those alternative elections had been made in the applicable Final Terms.

(E)	Screen Rate Determination for Floating Rate Notes – Overnight Rate – SOFR – Non-Index Determination

This Condition 4(b)(ii)(E) applies where the applicable Final Terms specifies: (1) Screen Rate Determination and Overnight Rate to be “Applicable”; (2) either Compounded Daily SOFR or Weighted Average SOFR as the Reference Rate; and (3) Index Determination to be “Not Applicable”.

Where the applicable Final Terms specifies the Reference Rate to be Compounded Daily SOFR, the provisions of paragraph (a) below of this Condition 4(b)(ii)(E) apply.

Where the applicable Final Terms specifies the Reference Rate to be Weighted Average SOFR, the provisions of paragraph (b) below of this Condition 4(b)(ii)(E) apply.

(a)	Compounded Daily SOFR

Where this paragraph (a) the Rate of Interest for an Interest Accrual Period will, subject to Condition 4(b)(ii)(H) and as provided below, be Compounded Daily SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin (if any), all as determined by the Issuing and Principal Paying Agent.

“Compounded Daily SOFR” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily U.S. dollars secured overnight financing rate as reference rate for the calculation of interest) as calculated by the Issuing and Principal Paying Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

“d”is the number of calendar days in:

(i)	where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms, the relevant Interest Accrual Period; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;
“D”	is the number specified as such in the applicable Final Terms (or, if no such number is specified, 360);
“do”	means:
(i)	where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days in the relevant Interest Accrual Period; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i”

is a series of whole numbers from one to “do”, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:

(i)	where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms, the relevant Interest Accrual Period; or
(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

“Lock-out Period” means the period from (and including) the day following the Interest Determination Date to (but excluding) the corresponding Interest Payment Date;

“New York Fed’s Website” means the website of the Federal Reserve Bank of New York (or a successor administrator of SOFR) or any successor source;

“ni”

for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

“Observation Period” means the period from (and including) the date falling “p” U.S. Government Securities Business Days prior to the first day of the relevant Interest Accrual Period to (but excluding) the date falling “p” U.S. Government Securities Business Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Accrual Period) the date on which the relevant payment of interest falls due;

“p”	means:

(i)

where “Lag” is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days specified as the “Lag Period” in the applicable Final Terms (or, if no such number is so specified, five U.S. Government Securities Business Days);

(ii)	where “Lock-out” is specified as the Observation Method in the applicable Final Terms, zero U.S. Government Securities Business Days; or
(iii)

where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the number of U.S. Government Securities Business Days specified as the “Observation Shift Period” in the applicable Final Terms (or, if no such number is specified, five U.S. Government Securities Business Days);

“Reference Day” means each U.S. Government Securities Business Day in the relevant Interest Accrual Period, other than any U.S. Government Securities Business Day in the Lock-out Period;

“SOFR” in respect of any U.S. Government Securities Business Day (“USBDx”), is a reference rate equal to the daily secured overnight financing rate as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the New York Fed’s Website, in each case at or around 3.00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such USBDx;

“SOFRi” means the SOFR for:

(i)

where “Lag” is specified as the Observation Method in the applicable Final Terms, the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”;

(ii)	where “Lock-out” is specified as the Observation Method in the applicable Final Terms:
(I)	in respect of each U.S. Government Securities Business Day “i” that is a Reference Day, the SOFR in respect of the U.S. Government Securities Business Day immediately preceding such Reference Day; or
(II)

in respect of each U.S. Government Securities Business Day “i” that is not a Reference Day (being a U.S. Government Securities Business Day in the Lock-out Period), the SOFR in respect of the U.S. Government Securities Business Day immediately preceding the last Reference Day of the relevant Interest Accrual Period (such last Reference Day coinciding with the Interest Determination Date); or

(iii)	where “Observation Shift” is specified as the Observation Method in the applicable Final Terms, the relevant U.S. Government Securities Business Day “i”; and

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(b)	Weighted Average SOFR

Where this paragraph (b) applies, the Rate of Interest for an Interest Accrual Period will, subject to Condition 4(b)(ii)(H) and as provided below, be the Weighted Average SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin (if any), all as calculated by the Issuing and Principal Paying Agent as of the Interest Determination Date (and rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards), where:

“Weighted Average SOFR” means:

(i)

where “Lag” is specified as the Observation Method in the applicable Final Terms, the arithmetic mean of the SOFR in effect for each calendar day during the relevant Observation Period, calculated by multiplying each relevant SOFR by the number of calendar days such rate is in effect, determining the sum of such products and dividing such sum by the number of calendar days in the relevant Observation Period. For these purposes, the SOFR in effect for any calendar day which is not a U.S. Government Securities Business Day shall be deemed to be the SOFR in effect for the U.S. Government Securities Business Day immediately preceding such calendar day; and

(ii)

where “Lock-out” is specified as the Observation Method in the applicable Final Terms, the arithmetic mean of the SOFR in effect for each calendar day during the relevant Interest Accrual Period, calculated by multiplying each relevant SOFR by the number of days such rate is in effect, determining the sum of such products and dividing such sum by the number of calendar days in the relevant Interest Accrual Period, provided however that for any calendar day of such Interest Accrual Period falling in the Lock-out Period, the relevant SOFR for each day during that Lock-out Period will be deemed to be the SOFR in effect for the Reference Day immediately preceding the first day of such Lock-out Period. For these purposes, the SOFR in effect for any calendar day which is not a U.S. Government Securities Business Day shall, subject to the proviso above, be deemed to be the SOFR in effect for the U.S. Government Securities Business Day immediately preceding such calendar day.

Defined terms used in this paragraph (b) and not otherwise defined herein have the meanings given to them in paragraph (a) above of this Condition 4(b)(ii)(D).

(c)	SOFR Unavailable

Subject to Condition 4(b)(ii)(H), if, where any Rate of Interest is to be calculated pursuant to this Condition 4(b)(ii)(E), in respect of any U.S. Government Securities Business Day in respect of which an applicable SOFR is required to be determined, such SOFR is not available, such SOFR shall be the SOFR for the first preceding U.S. Government Securities Business Day in respect of which the SOFR was published on the New York Fed’s Website.

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 4(b)(ii)(E) but without prejudice to Condition 4(b)(ii)(H), the Rate of Interest shall be calculated in accordance, mutatis mutandis, with the provisions of Condition 4(b)(ii)(C)(c).

(F)	Screen Rate Determination for Floating Rate Notes – Overnight Rate – SOFR – Index Determination

This Condition 4(b)(ii)(F) applies where the applicable Final Terms specifies: (1) Screen Rate Determination and Overnight Rate to be “Applicable”; (2) Compounded Daily SOFR as the Reference Rate; and (3) Index Determination to be “Applicable”.

(a)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 4(b)(ii)(H) and as provided below, be the Compounded SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms) the applicable Margin (if any), all as determined by the Issuing and Principal Paying Agent.

“Compounded SOFR” means, with respect to an Interest Accrual Period, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Issuing and Principal Paying Agent in accordance with the following formula:

where:

“dc”	is the number of calendar days from (and including) the day in relation to which SOFR IndexStart is determined to (but excluding) the day in relation to which SOFR IndexEnd is determined;

“Relevant Number” is the number specified as such in the applicable Final Terms (or, if no such number is specified, five);

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR);

“SOFR Administrator’s Website” means the website of the SOFR Administrator, or any successor source;

“SOFR Index”, with respect to any U.S. Government Securities Business Day, means the SOFR index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at or around 3.00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”);

“SOFR IndexStart”, with respect to an Interest Accrual Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding the first day of such Interest Accrual Period;

“SOFR IndexEnd”, with respect to an Interest Accrual Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding (A) the Interest Payment Date for such Interest Accrual Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Accrual Period); and

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(b)

If, as at any relevant SOFR Determination Time, the relevant SOFR Index is not published or displayed on the SOFR Administrator’s Website by the SOFR Administrator, the Compounded SOFR for the applicable Interest Accrual Period for which the relevant SOFR Index is not available shall be “Compounded Daily SOFR” determined in accordance with Condition 4(b)(ii)(E) above as if “Index Determination” were specified in the applicable Final Terms as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of U.S. Government Securities Business Days, as if such alternative elections had been made in the applicable Final Terms.

(G)	Rate of Interest for CMS Linked Notes

The Rate of Interest for each Interest Period will, subject as provided below, be determined by reference to the following formula:

[CMS Rate + Margin] x Gearing Factor

Where:

“CMS Rate” means, subject as provided below, the Relevant Swap Rate (expressed as a percentage rate per annum) for swap transactions in the Reference Currency with a maturity of the CMS Designated Maturity which appears on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date in question, all as determined by the Calculation Agent and as specified in the applicable Final Terms.

“Gearing Factor” has the meaning specified in the applicable Final Terms.

“Margin” has the meaning specified in the applicable Final Terms.

If (for the purposes of determining the applicable CMS Rate) the Relevant Screen Page is not available, the Calculation Agent shall request each of the CMS Reference Banks to provide the Calculation Agent with its quotation for the Relevant Swap Rate (expressed as a percentage rate per annum) at approximately the Relevant Time on the Interest Determination Date in question. If three or more of the CMS Reference Banks provide the Calculation Agent such quotations, the CMS Rate for such Interest Period shall be the arithmetic mean rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the quotations, eliminating the highest (or, if there is more than one highest quotation, one only of such quotations) and the lowest (or, if there is more than one lowest quotation, one only of such quotations).

If on any Interest Determination Date less than three or none of the CMS Reference Banks provides the Calculation Agent with such quotations as provided in the preceding paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the  relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(H)	Benchmark Discontinuation

This Condition 4(b)(ii)(H) applies only to (i) Floating Rate Notes where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined and (ii) CMS Linked Notes, unless Benchmark Discontinuation is specified in the applicable Final Terms to be “Not Applicable”.

If the applicable Final Terms specifies Benchmark Replacement to be “Applicable”, the provisions of Condition 4(b)(ii)(H)(a) apply, together with the other provisions of this Condition 4(b)(ii)(H) (other than Condition 4(b)(ii)(H)(b)).

If the applicable Final Terms specifies Benchmark Transition to be “Applicable”, the provisions of Condition 4(b)(ii)(H)(b) apply, together with the other provisions of this Condition 4(b)(ii)(H) (other than Condition 4(b)(ii)(H)(a)).

(a)	Benchmark Replacement
(i)	Guarantor Determination and Independent Adviser

If a Benchmark Discontinuation Event occurs in relation to an Original Reference Rate at any time when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then:

(a)

the Guarantor shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Guarantor (acting in good faith and in a commercially reasonable manner) determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4(b)(ii)(H)(ii)) and, in either case, an Adjustment Spread (in accordance with Condition 4(b)(ii)(D)(iii)) and any Benchmark Amendments (in accordance with Condition 4(b)(ii)(H)(iv)), by no later than five Business Days prior to the first Interest Determination Date that (A) falls after the Benchmark Replacement Date relating to such Benchmark Discontinuation Event, and (B) relates to an Interest Period for which the Rate of Interest (or any component part thereof) is to be determined by reference to such Original Reference Rate (the “IA Determination Cut-off Date”); and

(b)

if the Guarantor is unable to appoint an Independent Adviser prior to the relevant IA Determination Cut-off Date in accordance with Condition 4(b)(ii)(H)(i)(a), the Guarantor (acting in good faith and in a commercially reasonable manner) may determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4(b)(ii)(H)(ii)) and, in either case, an Adjustment Spread (in accordance with Condition 4(b)(ii)(H)(iii)) and any Benchmark Amendments (in accordance with Condition 4(b)(ii)(H)(iv)), by no later than the first Interest Determination Date that (A) falls after the Benchmark Replacement Date relating to such Benchmark Discontinuation Event, and (B) relates to an Interest Period for which the Rate of Interest (or any component part thereof) is to be determined by reference to such Original Reference Rate.

An Independent Adviser appointed pursuant to this Condition 4(b)(ii)(D)(i) shall act in good faith and in a commercially reasonable manner and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Trustee, the Issuing and Principal Paying Agent, any Calculation Agent, any other agents under the Agency Agreement (together with the Issuing and Principal Paying Agent and any Calculation Agent, the “Agents” and each an ”Agent”), the Noteholders or the Couponholders for any advice given to the Issuer and the Guarantor in connection with any determination made by the Guarantor pursuant to this Condition 4(b)(ii)(D).

(ii)	Successor Rate or Alternative Rate

If the Guarantor (in accordance with Condition 4(b)(ii)(H)(i)) determines that:

(a)

there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the relevant Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to Condition 4(b)(ii)(H)(v) and to the further operation of this Condition 4(b)(ii)(H)); or

(b)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided in Condition 4(b)(ii)(H)(iii)) subsequently be used in place of the Original Reference Rate to determine the relevant Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to Condition 4(b)(ii)(H)(v) and to the further operation of this Condition 4(b)(ii)(H)).

(iii)	Adjustment Spread

The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be).

If the Guarantor (in accordance with Condition 4(b)(ii)(H)(i)) is unable to determine the quantum of, or a formula or methodology for determining, an Adjustment Spread, then the Successor Rate or the Alternative Rate (as the case may be) will be used as described in Condition 4(b)(ii)(H)(ii) without application of any Adjustment Spread (subject to Condition 4(b)(ii)(H)(v) and to the further operation of this Condition 4(b)(ii)(H)).

(iv)	Benchmark Amendments

If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 4(b)(ii)(H) and the Guarantor (in accordance with Condition 4(b)(ii)(H)(i)) determines (a) that amendments to these Terms and Conditions, the Agency Agreement, (if applicable) any calculation agency agreement (a “Calculation Agency Agreement”) and/or the Trust Deed (including, without limitation, amendments to the definitions of Day Count Fraction, Business Day or Relevant Screen Page) are necessary to follow market practice or to ensure the proper operation of such Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread (or any combination thereof) (such amendments, the “Benchmark Amendments”) and (b) the terms of the Benchmark Amendments, then the Issuer and the Guarantor shall, subject to (A) Condition 4(b)(ii)(H)(v) and (B) giving notice thereof in accordance with Condition 4(b)(ii)(H)(vi), without any requirement for the consent or approval of the Noteholders or the Couponholders, vary these Terms and Conditions, the Agency Agreement, the relevant Calculation Agency Agreement and/or the Trust Deed (as applicable) to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Guarantor, but subject to receipt by the Trustee and each of the Agents of a certificate signed by two Authorised Signatories of the Guarantor pursuant to Condition 4(b)(ii)(H)(vi), the Trustee and/or each relevant Agent (as applicable) shall (at the expense of the Guarantor), without any requirement for the consent or approval of the Noteholders or the Couponholders, be obliged to concur with the Issuer and the Guarantor in using its reasonable endeavours to effect any Benchmark Amendments (including, inter alia, by the execution of a deed or agreement supplemental to or amending the Trust Deed and/or the Agency Agreement and/or the relevant Calculation Agency Agreement, as applicable) and neither the Trustee nor any Agent shall be liable to any party for any consequences thereof, provided that neither the Trustee nor any Agent shall be obliged so to concur if, in the sole opinion of the Trustee or the relevant Agent (as applicable), doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce the protective provisions afforded to the Trustee or the relevant Agent, as applicable, in these Terms and Conditions, the Trust Deed, the Agency Agreement or any Calculation Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

(v)	Benchmark Replacement Date

Notwithstanding any other provision of this Condition 4(b)(ii)(H), following the occurrence of any Benchmark Discontinuation Event:

(1)	no Successor Rate or Alternative Rate shall be used in place of the relevant Original Reference Rate; and
(2)	no Adjustment Spread or Benchmark Amendments shall take effect,

until the first Interest Determination Date that (A) falls after the Benchmark Replacement Date relating to such Benchmark Discontinuation Event and (B) relates to an Interest Period for which the Rate of Interest (or any component part thereof) is to be determined by reference to the Original Reference Rate.

(b)	Benchmark Transition

If a Benchmark Transition Event and its related Benchmark Replacement Date occurs in relation to an Original Reference Rate at any time when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the following provisions shall apply.

(i)	Independent Adviser

The Guarantor shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Guarantor (acting in good faith and in a commercially reasonable manner) determining the Benchmark Replacement which will replace such Original Reference Rate for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates (subject to any subsequent application of this Condition 4(b)(ii)(H)(b) with respect to such Benchmark Replacement) and any Benchmark Replacement Conforming Changes.

Any Benchmark Replacement so determined by the Guarantor shall have effect for any subsequent determination of any relevant Rate of Interest (subject to any further application of this Condition 4(b)(ii)(H)(b) with respect to such Benchmark Replacement), subject, if any associated Benchmark Replacement Conforming Changes are required in connection therewith, to such Benchmark Replacement Conforming Changes becoming effective in accordance with the following provisions.

If, notwithstanding the Guarantor’s reasonable endeavours, the Guarantor is unable to appoint and consult with an Independent Adviser in accordance with the foregoing paragraph, the Guarantor shall nevertheless be entitled, acting in good faith and in a commercially reasonable manner, to make any and all determinations expressed to be made by the Guarantor pursuant to this Condition 4(b)(ii)(H)(b), notwithstanding that such determinations are not made following consultation with an Independent Adviser. If, however, the Guarantor is unable to determine a Benchmark Replacement in accordance with this Condition 4(b)(ii)(H)(b), the provisions of Condition 4(b)(ii)(H)(d) below shall apply.

An Independent Adviser appointed pursuant to the Condition 4(b)(ii)(H)(b)(i) shall act in good faith and in a commercially reasonable manner and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Trustee, the Agents (as defined in Condition 4(b)(ii)(H)(a)(i)), the Noteholders or the Couponholders for any advice given to the Issuer and the Guarantor in connection with any determination made by the Guarantor pursuant to this Condition 4(b)(ii)(H)(b).

(ii)	Benchmark Replacement Conforming Changes

If the Guarantor, following consultation with the Independent Adviser (if appointed), considers it is necessary to make Benchmark Replacement Conforming Changes, the Guarantor shall, in consultation with the Independent Adviser (if appointed), determine the terms of such Benchmark Replacement Conforming Changes and shall, subject to giving notice in accordance with Condition 4(b)(ii)(H)(c) below (but without any requirement for the consent or approval of Noteholders), vary these Terms and Conditions, the Agency Agreement, (if applicable) any calculation agency agreement (a “Calculation Agency Agreement”) and/or the Trust Deed to give effect to such Benchmark Replacement Conforming Changes with effect from the date specified in such notice.

At the request of the Guarantor, but subject to receipt by the Trustee and each of the Agents of a certificate signed by two Authorised Signatories of the Guarantor pursuant to Condition 4(b)(ii)(H)(c), the Trustee and/or each relevant Agent (as applicable) shall  (at  the  expense  of  the  Guarantor), without any  requirement for the consent or approval of the Noteholders or the Couponholders, be obliged  to concur  with  the Issuer and the Guarantor in using its reasonable endeavours to effect any Benchmark Replacement Conforming Changes (including, inter  alia,  by  the  execution  of  a  deed  or  agreement  supplemental  to or amending the Trust Deed and/or the Agency Agreement and/or the relevant Calculation Agency Agreement, as applicable) and neither the Trustee nor any Agent shall be liable to any party for any consequences thereof, provided that neither the Trustee nor any Agent shall be obliged so to concur if, in the sole opinion of the Trustee or the relevant Agent (as applicable), doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce the protective provisions afforded to the Trustee or the relevant Agent, as applicable, in these Terms and Conditions,  the  Trust  Deed,  the  Agency  Agreement  or  any  Calculation   Agency   Agreement  (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

(c)	Notification of Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Replacement (as applicable) and any Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable)

Following a Benchmark Discontinuation Event or a Benchmark Transition Event (as applicable) and the determination of any Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Replacement, Benchmark Amendments and/or Benchmark Replacement Conforming Changes (as applicable) pursuant to the provisions of this Condition 4(b)(ii)(D) (and in any event prior to any Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Replacement, Benchmark Amendments and/or Benchmark Replacement Conforming Changes (as applicable) taking effect), the Guarantor will promptly notify the Trustee, the Agents and, in accordance with Condition 14, the Noteholders, of any such Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Replacement and/or the specific terms of any Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable) so determined under this Condition 4(b)(ii)(D). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable) (if any).

Prior to any Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Replacement, Benchmark Amendments and/or Benchmark Replacement Conforming Changes (as applicable) taking effect, the Guarantor shall deliver to the Trustee and the Agents a certificate signed by two Authorised Signatories of the Guarantor:

(1)

confirming (a) that a Benchmark Discontinuation Event or a Benchmark Transition Event (as applicable) and, in either case, the related Benchmark Replacement Date have occurred, (b) the Successor Rate or, as the case may be, the Alternative Rate, (c) the applicable Adjustment Spread, (d) the Benchmark Replacement and (e) the specific terms of any Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable), in each case as determined in accordance with the provisions of this Condition 4(b)(ii)(H); and

(2)

certifying that the Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable) are necessary to follow market practice or, as applicable, to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread or such Benchmark Replacement or any combination thereof (as applicable).

The Trustee and the Agents shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof.

The Successor Rate or Alternative Rate and the Adjustment Spread, the Benchmark Replacement and the Benchmark Amendments and/or Benchmark Replacement Conforming Changes (as applicable) (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread, the Benchmark Replacement and the Benchmark Amendments and/or Benchmark Replacement Conforming Changes (if any) and without prejudice to the Trustee’s and each Agent’s ability to rely on such certificate as aforesaid and subject to Condition 4(b)(ii)(H)(v)) be binding on the Issuer, the Guarantor, the Trustee, the Agents, the Noteholders and the Couponholders as of their effective date.

(d)	Fallbacks

Without prejudice to the obligations of the Issuer and the Guarantor under this Condition 4(b)(ii)(H), the Original Reference Rate and the fallback provisions provided for in (in the case of Floating Rate Notes) Conditions 4(b)(ii)(B) to 4(b)(ii)(F) or (in the case of CMS Linked Notes) Condition 4(b)(ii)(G) will continue to apply unless and until (a) a Benchmark Discontinuation Event and/or a Benchmark Transition Event in relation to the Original Reference Rate and (b) a related Benchmark Replacement Date have occurred.

If, following the occurrence of a Benchmark Replacement Date in respect of the Original Reference Rate and in relation to the determination of the Rate of Interest on the relevant Interest Determination Date:

(i)

(in the case of a Benchmark Discontinuation Event) no Successor Rate or Alternative Rate (as applicable) is determined in accordance with this Condition 4(b)(ii)(H)(a) by such Interest Determination Date; or

(ii)	(in the case of a Benchmark Transition Event) no Benchmark Replacement is determined in accordance with Condition 4(b)(ii)(H)(b),

the Original Reference Rate will continue to apply for the purposes of determining such Rate of Interest on such Interest Determination Date, with the effect that the fallback provisions provided for in (in the case of Floating Rate Notes) Condition 4(b)(ii)(B) to 4(b)(ii)(F) or (in the case of CMS Linked Notes) Condition 4(b)(ii)(G) will (if applicable) continue to apply to such determination.

For the avoidance of doubt, this Condition 4(b)(ii)(H) shall apply to the determination of the Rate of Interest on the relevant Interest Determination Date only, and the Rate of Interest applicable to any subsequent Interest Period(s) is subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(ii)(H).

(iii)	Rate of Interest for Inflation Linked Interest Notes

The Rate of Interest in respect of Inflation Linked Interest Notes for each Interest Period will be as specified in the applicable Final Terms. Amounts of interest payable in respect of Inflation Linked Interest Notes determined by reference to the applicable Rate of Interest shall be subject to adjustment in accordance with Condition 5.

(iv)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of sub-paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of sub-paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(v)	Determination of Rate of Interest and calculation of Interest Amounts

The Issuing and Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of CMS Linked Notes and Inflation Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period (or other Interest Accrual Period). In the case of CMS Linked Notes and Inflation Linked Interest Notes, the Calculation Agent will cause the Rate of Interest for the relevant Interest Period to be notified to the Issuer, the Guarantor and the Issuing and Principal Paying Agent as soon as practicable after calculating the same.

The Issuing and Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes for the relevant Interest Period (or other Interest Accrual Period) by applying the Rate of Interest to:

(A)

in the case of Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)	in the case of Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note, a CMS Linked Note or an Inflation Linked Interest Note in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

(vi)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Issuing and Principal Paying Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Issuing and Principal Paying Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

“Designated Maturity” means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.

(vii)	Notification of Rate of Interest and Interest Amounts
(A)

Except where the applicable Final Terms specifies both Screen Rate Determination and Overnight Rate to be “Applicable”, the Issuing and Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and the Guarantor and any stock exchange on which the relevant Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will, if the relevant Notes are to be listed on a stock exchange and the rules of such stock exchange so require, be promptly notified to each such stock exchange on which the relevant Floating Rate Notes, CMS Linked Notes or Inflation Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 14.

(B)

Where the applicable Final Terms specifies both Screen Rate Determination and Overnight Rate to be “Applicable”, the Issuing and Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Accrual Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the second London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the relevant Interest Accrual Period. Any such amendment will, if the relevant Notes are to be listed on a stock exchange and the rules of such stock exchange so require, be promptly notified to each such stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 14.

For the purposes of this Condition 4(b)(vii), the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(viii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4, whether by the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Guarantor, the Trustee, the Issuing and Principal Paying Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders and Couponholders and (in the absence of wilful default and fraud) no liability to the Issuer, the Guarantor, the Trustee, the Noteholders or the Couponholders shall attach to the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Sustainability-Linked Trigger Event(s)

This Condition 4(c) applies to (i) Fixed Rate Notes in respect of which the applicable Final Terms indicates that Sustainability- Linked Trigger Event (Interest) is applicable or (ii) any Notes in respect of which the applicable Final Terms indicates that Sustainability-Linked Trigger Event (Premium) is applicable (“Sustainability-Linked Notes”).

If Sustainability-Linked Trigger Event (Interest) is specified as applicable in the applicable Final Terms, for any Interest Period commencing on or after the first Interest Payment Date immediately following the occurrence of one or more relevant Sustainability-Linked Trigger Event(s), the Initial Rate of Interest shall be increased by the relevant Sustainability-Linked Step Up Margin(s).

If Sustainability-Linked Trigger Event (Premium) is specified as applicable in the applicable Final Terms, following the occurrence of one or more relevant Sustainability-Linked Trigger Event(s), the Issuer shall pay to the holder of each Note an amount equal to the relevant Sustainability-Linked Premium Amount(s) on the relevant Sustainability-Linked Premium Payment Date.

The Issuer will cause: (i) the occurrence of any relevant Sustainability-Linked Trigger Event; and (ii) (unless the relevant Sustainability-Linked Trigger Event has previously occurred and been notified to the Issuing and Principal Paying Agent, the Trustee and the Noteholders as required by this Condition 4(c)) the satisfaction of the Customer GHG Savings Condition, the Female Management and Senior Leadership Condition, the M-Pesa Customers Condition, the Vodafone GHG Scope 1 and Scope 2 Emissions Condition and/or the Vodafone GHG Scope 3 Emissions Condition, as the case may be, to be notified to the Issuing and Principal Paying Agent, the Trustee and, in accordance with Condition 16, the Noteholders as soon as reasonably practicable after such occurrence or satisfaction (as applicable) and, in respect of a Sustainability-Linked Trigger Event, in any event no later than the relevant Sustainability-Linked Trigger Event Notification Deadline. Such notice shall be irrevocable and shall specify (i) in the case of Sustainability-Linked Notes in respect of which the applicable Final Terms indicates that Sustainability-Linked Trigger Event (Interest) is applicable, the Rate of Interest and, in the case of a notification of the occurrence of a Sustainability-Linked Trigger Event, the relevant Sustainability-Linked Step Up Margin and the relevant Sustainability-Linked Step Up Date or (ii) in the case of (A) Sustainability-Linked Notes in respect of which the applicable Final Terms indicates that Sustainability-Linked Trigger Event (Premium) is applicable and, (B) a notification of the occurrence of a Sustainability-Linked Trigger Event, the relevant Sustainability-Linked Premium Amount and the relevant Sustainability-Linked Premium Payment Date.

In the case of Sustainability-Linked Notes in respect of which the applicable Final Terms indicates that Sustainability-Linked Trigger Event (Interest) is applicable, (i) if one Sustainability-Linked Trigger Event is specified as applicable in the applicable Final Terms, an increase in the Rate of Interest will occur no more than once following the occurrence of the relevant Sustainability-Linked Trigger Event, (ii) if two or more Sustainability-Linked Trigger Events are specified as applicable in the applicable Final Terms with only one Sustainability-Linked Step Up Margin, an increase in the Rate of Interest will occur no more than once following the occurrence of one or more of the relevant Sustainability-Linked Trigger Events and (iii) during the term of the Notes, if two or more Sustainability-Linked Trigger Events are specified as applicable in the applicable Final Terms together with two or more Sustainability-Linked Step Up Margins, the related combination of Sustainability-Linked Step Up Margins relating to such Sustainability-Linked Trigger Events may be applicable for the remaining term of the Sustainability- Linked Notes. For the avoidance of doubt, in the case of any such Notes, following any such increase to the Rate of Interest,  the Rate of Interest will not subsequently decrease to the Initial Rate of Interest and no Sustainability-Linked Premium Amount(s) will be payable as a result of the occurrence of a relevant Sustainability-Linked Trigger Event.

In the case of Sustainability-Linked Notes in respect of which the applicable Final Terms indicates that Sustainability-Linked Trigger Event (Premium) is applicable, (i) if two or more Sustainability-Linked Trigger Events are specified as applicable in the applicable Final Terms with only one Sustainability-Linked Premium Amount, only one Sustainability-Linked Premium Amount will be payable following the occurrence of one or more of the relevant Sustainability-Linked Trigger Events and (ii) during the term of the Notes, if two or more Sustainability-Linked Trigger Events are specified as applicable in the applicable Final Terms together with two or more Sustainability-Linked Step Up Margins, the related combination of Sustainability-Linked Premium Amounts may be payable. For the avoidance of doubt, in the case of any such Notes, no increase in the Rate of Interest will occur as a result of the occurrence of a relevant Sustainability-Linked Trigger Event.

Neither the Trustee nor the Issuing and Principal Paying Agent shall be obliged to monitor or inquire as to whether a Sustainability-Linked Trigger Event has occurred or have any liability in respect thereof and the Trustee shall be entitled to rely absolutely on any notice given to it by the Issuer pursuant to this Condition 4(c) without further enquiry or liability.

(d)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date of its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

(e)	Definitions

In these Terms and Conditions:

“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero), or (b) a formula or methodology for calculating a spread, in either case, which the Guarantor (in accordance with Condition 4(b)(ii)(H)(a)(i)) determines is to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with such Successor Rate by any Relevant Nominating Body;

(ii)

in the case of an Alternative Rate or (where (i) above does not apply) in the case of a Successor Rate, the Guarantor determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Original Reference Rate, where such rate has been replaced by such Successor Rate or such Alternative Rate (as the case may be);

(iii)

(if the Guarantor determines that neither (i) nor (ii) above applies) the Guarantor determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iv)

(if the Guarantor determines that none of (i), (ii) or (iii) above applies) the Guarantor  determines to be appropriate in    order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to the Noteholders and the Couponholders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be);

“Alternative Rate” means an alternative to the Original Reference Rate which the Guarantor determines (in accordance with Condition 4(b)(ii)(H)(a)(ii)) has replaced the Original Reference Rate in customary market usage in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof):

(i)	in the case of Floating Rate Notes, for a commensurate interest period and in the same Specified Currency as the Notes; and
(ii)	in the case of CMS Linked Notes, with a commensurate swap rate designated maturity and in the same Reference Currency as the Notes,

or, in any case, if the Guarantor determines that there is no such rate, such other rate as the Guarantor determines in its sole discretion is most comparable to the Original Reference Rate;

“Authorised Signatory” means any person who (a) is a Director or the Secretary of the Issuer or the Guarantor (as the case may be) or (b) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of the Trust Deed;

“Benchmark Amendments” has the meaning given to it in Condition 4(b)(ii)(H)(a)(iv);

“Benchmark Discontinuation Event” means, with respect to an Original Reference Rate:

(i)	such Original Reference Rate ceasing to (a) be published for a period of at least five Business Days or (b) exist or be administered;
(ii)

the later of (a) the making of a public statement by the administrator of such Original Reference Rate that it will, on or before a specified date, cease publishing such Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);

(iii)	the making of a public statement by the supervisor of the administrator of such Original Reference Rate that such Original Reference Rate has been permanently or indefinitely discontinued;
(iv)

the later of (a) the making of a public statement by the supervisor of the administrator of such Original Reference Rate that such Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);

(v)

the making of a public statement by the supervisor of the administrator of such Original Reference Rate that means such Original Reference Rate has become prohibited from being used or that its use has become subject to restrictions or adverse consequences;

(vi)

the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means such Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case on or before a specified date and (b) the date falling six months prior to the specified date referred to in (vi)(a);

(vii)

it has or will, prior to the next Interest Determination Date, become unlawful for the Issuer, the Guarantor, any Agent or any other party specified in the applicable Final Terms as being responsible for calculating the Rate of Interest and/or the Interest Amount to calculate any payments due to be made to any Noteholder or Couponholder using such Original Reference Rate; or

(viii)

the making of a public statement by the supervisor of the administrator of such Original Reference Rate announcing that such Original Reference Rate is no longer representative or may no longer be used;

“Benchmark Replacement” means, the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the Original Reference Rate and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(iii)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the Original Reference Rate giving due consideration to any industry-accepted rate of interest as a replacement for the then- current benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to any Interest Period, Interest Accrual Period, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer (in consultation with the Independent Adviser, if appointed) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer (in consultation with the Independent Adviser, if appointed) determines is reasonably necessary);

“Benchmark Replacement Date” means:

(i)	with respect to any Benchmark Discontinuation Event:
(a)	in the case of an event falling within sub-paragraph (i)(a) of the definition of "Benchmark Discontinuation Event", the first Business Day immediately following such five-Business Day period;
(b)

in the case of an event falling within sub-paragraphs (i)(b) or (ii) of the definition of "Benchmark Discontinuation Event", the date of the relevant cessation of existence, administration or publication, as applicable;

(c)	in the case of an event falling within sub-paragraphs (iii), (v) or (viii) of the definition of "Benchmark Discontinuation Event", the date of the relevant public statement;
(d)	in the case of an event falling within sub-paragraph (iv) of the definition of "Benchmark Discontinuation Event", the date of the relevant discontinuation; or
(e)

in the case of event falling within sub-paragraphs (vi) or (vii) of the definition of "Benchmark Discontinuation Event", the date on which the relevant prohibition, restrictions, adverse consequences or unlawfulness become(s) effective; and

(ii)	with respect to any Benchmark Transition Event:
(a)

in the case of an event falling within sub-paragraph (i) or (ii) of the definition of "Benchmark Transition Event", the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Original Reference Rate permanently or indefinitely ceases to provide the Original Reference Rate (or such component);

(b)	in the case of an event falling within sub-paragraph (iii) of the definition of "Benchmark Transition Event", the date of the public statement or publication of information referenced therein;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Original Reference Rate (including the daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Original Reference Rate (or such component) announcing that such administrator has ceased or will cease to provide the Original Reference Rate (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate (or such component), the central bank for the currency of the Original Reference Rate (or such component), an insolvency official with jurisdiction over the administrator for the Original Reference Rate (or such component), a resolution authority with jurisdiction over the administrator for the Original Reference Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Original Reference Rate, which states that the administrator of the Original Reference Rate (or such component) has ceased or will cease to provide the Original Reference Rate (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate announcing that the Original Reference Rate is no longer representative;

“Business Day” means a day which is both:

(i)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(ii)

either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively), (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open or (3) in relation to any sum payable in Renminbi, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets in Hong Kong are generally open for business and settlement for Renminbi payments in Hong Kong;

“Calculation Agent” means the person appointed by the Issuer and the Guarantor as calculation agent in relation to a Series of CMS Linked Notes and specified in the applicable Final Terms and shall include any successor calculation agent appointed in respect of such Notes;

“CDOR” means the Canadian dollar offered rate;

“CMS Reference Banks” means:

(i)	where the Reference Currency is euro, the principal office of five leading swap dealers in the Euro-zone inter-bank market;
(ii)	where the Reference Currency is Sterling, the principal London office of five leading swap dealers in the London inter- bank market;
(iii)	where the Reference Currency is U.S. dollars, the principal New York City office of five leading swap dealers in the New York City inter-bank market; and
(iv)	in the case of any other Reference Currency, the principal Relevant Financial Centre office of five leading swap dealers in the Relevant Financial Centre inter-bank market,

in each case as selected by the Calculation Agent;

“Customer GHG Savings” means, in respect of the period from (and including) the Customer GHG Savings Start Date to (but excluding) the Customer GHG Savings End Date, the total greenhouse gas emissions within the Scope of Reporting that the Group has helped its customers to avoid;

“Customer GHG Savings Amount” means, in millions of metric tonnes of carbon dioxide equivalent (Mt CO2e), the Customer GHG Savings calculated in good faith by the Guarantor in consultation with the External Savings Agent, reported by the Guarantor in accordance with Condition 15 and confirmed by the External Verifier;

“Customer GHG Savings Condition” means, in relation to each Customer GHG Savings Reference Year, the condition that: (i) the Reporting Condition (as defined in Condition 15) has been satisfied; and (ii) the Customer GHG Savings Amount in respect of such Customer GHG Savings Reference Year, as shown in the relevant ESG Addendum, is equal to or greater than the Customer GHG Savings Threshold in respect of such Customer GHG Savings Reference Year, and if the requirements of (i) and/or (ii) (above) are not met, the Customer GHG Savings Condition in respect of the relevant Customer GHG Savings Reference Year shall be deemed not to have been satisfied;

“Customer GHG Savings End Date” means the date specified in the applicable Final Terms as being the GHG Savings End Date;

“Customer GHG Savings Event” (if specified as applicable in the applicable Final Terms) occurs if the Customer GHG Savings Condition in respect of any Customer GHG Savings Reference Year is not satisfied, provided no Customer GHG Savings Event has previously occurred in respect of the Notes;

“Customer GHG Savings Reference Year” means the financial year(s) of the Guarantor specified in the applicable Final Terms as being the Customer GHG Savings Reference Year(s);

“Customer GHG Savings Start Date” means the date specified in the applicable Final Terms as being the Customer GHG Savings Start Date;

“Customer GHG Savings Threshold” means the threshold(s) specified in the applicable Final Terms as being the Customer GHG Savings Threshold(s) in respect of the relevant Customer GHG Savings Reference Year(s);

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with Condition 4(b):

(i)

if “Actual/Actual-ISDA” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Accrual Period divided by 365 (or, if any portion of that Interest Accrual Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Accrual Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Accrual Period falling in a non-leap year divided by 365);

(ii)

if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Accrual Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Accrual Period divided by 365;
(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Accrual Period divided by 360;
(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30;

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

“ESG Addendum” has the meaning give to it in Condition 15; “EURIBOR” means the Euro-zone inter-bank offered rate;

“External Savings Agent” means The Carbon Trust or, in the event that The Carbon Trust resigns or is otherwise replaced, such other third party as may be appointed by the Guarantor to consult with the Guarantor in calculating the Customer GHG Savings Amount;

“External Verifier” means:

(a)

in relation to the Customer GHG Savings Amount, Grant Thornton UK LLP or, in the event that Grant Thornton UK LLP resigns or is otherwise replaced by the Guarantor, such other qualified provider of third-party assurance or attestation services appointed by the Guarantor to review the Guarantor’s statement of the Customer GHG Savings Amount;

(b)

in relation to the Female Management and Senior Leadership Amount, any qualified provider of third-party assurance or attestation services appointed by the Guarantor to review the Guarantor’s statement of Female Management and Senior Leadership Amount;

(c)	in relation to the M-Pesa Customers Amount, any qualified provider of third-party assurance or attestation services appointed by the Guarantor to review the Guarantor’s statement of M-Pesa Customers Amount; and

(d)

in relation to the Vodafone GHG Scope 1 and Scope 2 Emissions Amount and Vodafone GHG Scope 3 Emissions Amount, Grant Thornton UK LLP or, in the event that Grant Thornton UK LLP resigns or is otherwise replaced by the Guarantor, such other qualified provider of third-party assurance or attestation services appointed by the Guarantor to review the Guarantor’s statement of the Vodafone GHG Scope 1 and Scope 2 Emissions Amount and Vodafone GHG Scope 3 Emissions Amount;

“Female Management and Senior Leadership Amount” means, in respect of a relevant financial year, the total number of women in management and senior leadership roles in the Group within the Scope of Reporting as a percentage of total number of employees in management and senior leadership roles in the Group within the Scope of Reporting, in respect of such financial year and calculated in good faith by the Guarantor, reported by the Guarantor in accordance with Condition 15 and confirmed by the External Verifier;

“Female Management and Senior Leadership Condition” means, in relation to each Female Management and Senior Leadership Reference Year, the condition that: (i) the Reporting Condition (as defined in Condition 15) has been satisfied; and (ii) the Female Management and Senior Leadership Amount in respect of such Female Management and Senior Leadership Reference Year, as shown in the relevant ESG Addendum, is equal to or greater than the Female Management and Senior Leadership Threshold in respect of such Female Management and Senior Leadership Reference Year, and if the requirements of (i) and/or (ii) (above) are not met, the Female Management and Senior Leadership Condition in respect of the relevant Female Management and Senior Leadership Reference Year shall be deemed not to have been satisfied;

a “Female Management and Senior Leadership Event” (if specified as applicable in the applicable Final Terms) occurs if the Female Management and Senior Leadership Condition in respect of any Female Management and Senior Leadership Reference Year is not satisfied, provided no Female Management and Senior Leadership Event has previously occurred in respect of the Notes;

“Female Management and Senior Leadership Threshold” means the threshold(s) (expressed as a percentage) specified in the applicable Final Terms as being the Female Management and Senior Leadership Threshold(s) in respect of the relevant Female Management and Senior Leadership Reference Year(s);

“Female Management and Senior Leadership Reference Year” means the financial year(s) of the Guarantor specified in the applicable Final Terms as being the Female Management and Senior Leadership Reference Year(s);

“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:
(a)

in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)

the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)

the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

(ii)

if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; and

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the relevant period divided by 365;

“GHG Protocol Standard” means the document titled “The Greenhouse Gas Protocol, A Corporate Accounting and Reporting Standard (Revised Edition)” published by the World Business Council for Sustainable Development and the World Resources Institute, as such document may be amended, supplemented or replaced at the relevant time;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise in the international debt capital markets appointed by the Guarantor at its own expense under Condition 4(b)(ii)(H)(i) and notified in writing to the Trustee;

“Initial Rate of Interest” means the initial Rate of Interest specified in the applicable Final Terms;

“Interest Accrual Period” means (i) each Interest Period and (ii) any other period (if any) in respect of which interest is to be calculated, being the period from (and including) the first day of such period to (but excluding) the day on which the relevant payment of interest falls due (which, if the Notes become due and payable in accordance with Condition 10, shall be the date on which the Notes become due and payable);

“Interest Determination Date” means:

(i)	if the Notes are Floating Rate Notes and:
(a)	the Reference Rate is SONIA, the date which is “p” London Banking Days prior to each Interest Payment Date;
(b)	the Reference Rate is SOFR, the date which is “p” U.S. Government Securities Business Days prior to each Interest Payment Date;
(c)	the Reference Rate is EURIBOR, the second day on which the TARGET2 System is open prior to the start of each Interest Period;
(d)	the Reference Rate is TIBOR, the second Tokyo Business Day prior to the start of each Interest Period;
(e)	the Reference Rate is CDOR, the first day of each Interest Period; or
(f)	the Reference Rate is JIBAR, the first day of each Interest Period; or
(ii)	if the Notes are CMS Linked Notes, each date specified in the applicable Final Terms;

“Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date;

“ISDA Definitions” means the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. and amended and updated as at the Issue Date of the first Tranche of the Notes);

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Original Reference Rate;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Original Reference Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“JIBAR” means the Johannesburg inter-bank agreed rate;

“M-Pesa Customers Amount” means the number in millions of customers of the Group within the Scope of Reporting on the M-Pesa platform (or equivalent mobile money service), in respect of a financial year and calculated in good faith by the Guarantor, reported by the Guarantor in accordance with Condition 15 and confirmed by the External Verifier;

“M-Pesa Customers Condition” means, in relation to each M-Pesa Customers Reference Year, the condition that: (i) the Reporting Condition (as defined in Condition 15) has been satisfied; and (ii) the M-Pesa Customers Amount in respect of such M-Pesa Customers Reference Year, as shown in the relevant ESG Addendum, is equal to or greater than the M-Pesa Customers Threshold in respect of such M-Pesa Customers Reference Year, and if the requirements of (i) and/or (ii) (above) are not met, the M-Pesa Customers Condition in respect of the relevant M-Pesa Customers Reference Year shall be deemed not to have been satisfied;

a “M-Pesa Customers Event” (if specified as applicable in the applicable Final Terms) occurs if the M-Pesa Customers Condition in respect of any M-Pesa Customers Reference Year is not satisfied, provided no M-Pesa Customers Event has previously occurred in respect of the Notes;

“M-Pesa Customers Reference Year” means the financial year(s) of the Guarantor specified in the applicable Final Terms as being the M-Pesa Customers Reference Year(s);

“M-Pesa Customers Threshold” means the threshold(s) specified in the applicable Final Terms as being the M-Pesa Customers Threshold(s) in respect of the relevant M-Pesa Customers Reference Year(s);

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the relevant Rate of Interest (or any component part thereof) in respect of any Interest Period(s) (provided that if, following one or more Benchmark Replacement Dates, such originally-specified benchmark or screen rate (as applicable) (or any Successor Rate, Alternative Rate or Benchmark Replacement (as applicable) which has replaced it) has been replaced by a (for a further) Successor Rate, Alternative Rate or Benchmark Replacement (as applicable) and a Benchmark Discontinuation Event or Benchmark Transition Event (as applicable) and, in either case, a related Benchmark Replacement Date subsequently occur in respect of such Successor Rate, Alternative Rate or Benchmark Replacement (as applicable), the term “Original Reference Rate” shall include any such Successor Rate or Alternative Rate or Benchmark Replacement (as applicable));

“Reference Banks” means, in the case of a determination of EURIBOR, the principal office of four major banks in the Euro- zone inter-bank market, in the case of a determination of TIBOR, the principal Tokyo office of ten major banks in the Tokyo inter-bank market, in the case of a determination of CDOR, four major Canadian Schedule I chartered banks, in the case of a determination of JIBAR, the principal Johannesburg office of four major banks in the Johannesburg inter-bank market, in each case selected by the Issuing and Principal Paying Agent;

“Reference Rate” means (i) EURIBOR, (ii) TIBOR, (iii) CDOR, (iv) JIBAR or (v) CMS Rate, in each case for the relevant period or (vi) Compounded Daily SONIA, (vii) Compounded Daily SOFR or (viii) Weighted Average SOFR, as specified in the applicable Final Terms;

“Reference Year” means:

(i)	a Customer GHG Savings Reference Year;
(ii)	a Female Management and Senior Leadership Reference Year;
(iii)	a M-Pesa Customers Reference Year;
(iv)	a Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year; and/or
(v)	a Vodafone GHG Scope 3 Emissions Reference Year,

as specified in the applicable Final Terms and as the context may so require;

“Relevant Financial Centre” means:

(i)	if the Notes are Floating Rate Notes:
(a)	Brussels, in the case of a determination of EURIBOR;
(b)	Tokyo, in the case of a determination of TIBOR;
(c)	Toronto, in the case of a determination of CDOR; and
(d)	Johannesburg, in the case of a determination of JIBAR; or
(ii)	if the Notes are CMS Linked Notes, the city specified in the applicable Final Terms;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto;

“Relevant Nominating Body” means, in respect of an Original Reference Rate:

(i)

the central bank for the currency to which such Original Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate; or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which such Original Reference Rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof;

“Relevant Swap Rate” means:

(i)

where the Reference Currency is euro, the mid-market annual swap rate determined on the basis of the arithmetic mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for- floating euro interest rate swap transaction with a term equal to the Designated Maturity commencing on the first day of the relevant Interest Period and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, in each case calculated on an Actual/360 day count basis, is equivalent to EUR- EURIBOR-Reuters (as defined in the ISDA Definitions) with a designated maturity determined by the Calculation Agent by reference to standard market practice and/or the ISDA Definitions;

(ii)

where the Reference Currency is Sterling, the mid-market semi-annual swap rate determined on the basis of the arithmetic mean of the bid and offered rates for the semi-annual fixed leg, calculated on an Actual/365 (Fixed) day count basis, of a fixed-for-floating Sterling interest rate swap transaction with a term equal to the Designated Maturity commencing on the first day of the relevant Interest Period and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, in each case calculated on an Actual/365 (Fixed) day count basis, is equivalent (A) if the Designated Maturity is greater than one year, to GBP-LIBOR-BBA (as defined in the ISDA Definitions) with a designated maturity of six months or (B) if the Designated Maturity is one year or less, to GBP-LIBOR-BBA with a designated maturity of three months;

(iii)

where the Reference Currency is U.S. dollars, the mid-market semi-annual swap rate determined on the basis of the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for- floating U.S. dollar interest rate swap transaction with a term equal to the Designated Maturity commencing on the first day of the relevant Interest Period and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA (as defined in the ISDA Definitions) with a designated maturity of three months; and

(iv)

where the Reference Currency is any other currency, the mid-market swap rate as determined by the Calculation Agent in its sole and absolute discretion on a commercial basis as it shall consider appropriate and in accordance with standard market practice;

“Relevant Time” means:

(i)	if the Notes are Floating Rate Notes:
(a)	in the case of EURIBOR, 11.00 a.m.;
(b)	in the case of TIBOR, 11.00 a.m.;
(c)	in the case of CDOR, 10.00 a.m.; and
(d)	in the case of JIBAR, 11.00 a.m.; or
(ii)	if the Notes are CMS Linked Notes, the time specified in the applicable Final Terms,

in each case in the Relevant Financial Centre;

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time;

“Scope of Reporting” means, in relation to the ESG Addendum, performance data which is included in the scope of the ESG Addendum as more fully described in the section of the section of the ESG Addendum headed “Reporting Criteria Scope” and subject to the good faith judgement of the Guarantor;

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent;

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body;

“Sustainability-Linked Premium Amount” means, in relation to one or more Sustainability-Linked Trigger Event(s), the amount specified in the applicable Final Terms as being the Sustainability-Linked Premium Amount in respect of such Sustainability-Linked Trigger Event(s);

“Sustainability-Linked Premium Payment Date” means the date specified in the applicable Final Terms as being the Sustainability-Linked Premium Payment Date;

“Sustainability-Linked Step Up Date” means, in relation to a Sustainability-Linked Trigger Event, the first Interest Payment Date immediately following the occurrence of such Sustainability-Linked Trigger Event;

“Sustainability-Linked Step Up Margin” means, in relation to one or more Sustainability-Linked Trigger Event(s), the amount specified in the applicable Final Terms as being the Sustainability-Linked Step Up Margin in respect of such Sustainability- Linked Trigger Event(s);

“Sustainability-Linked Trigger Event” means, in each case if specified in the applicable Final Terms as being applicable, a Customer GHG Savings Event, a Female Management and Senior Leadership Event, a M-Pesa Customers Event, a Vodafone GHG Scope 1 and Scope 2 Emissions Event and/or a Vodafone GHG Scope 3 Emissions Event, in each case in respect of the respective relevant Reference Year;

“Sustainability-Linked Trigger Event Notification Deadline” means the day falling 135 days after the last day of the applicable Reference Year;

“Threshold” means:

(a)	Customer GHG Savings Threshold;

(b)	Female Management and Senior Leadership Threshold;
(c)	M-Pesa Customers Threshold;
(d)	Vodafone GHG Scope 1 and Scope 2 Emissions Threshold; and/or
(e)	Vodafone GHG Scope 3 Emissions Threshold,

as specified in the applicable Final Terms and as the context may so require;

“TIBOR” means the Tokyo inter-bank offered rate;

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment;

“Vodafone GHG Scope 1 Emissions” means, in respect of a financial year, direct greenhouse gas emissions from controlled sources of the Group within the Scope of Reporting, in respect of such financial year calculated in good faith by the Guarantor using the market-based method;

“Vodafone GHG Scope 2 Emissions” means, in respect of a financial year, indirect greenhouse gas emissions from electricity, steam and heat purchased or acquired by the Group within the Scope of Reporting, in respect of such financial year calculated in good faith by the Guarantor using the market-based method;

“Vodafone GHG Scope 3 Emissions” means, in respect of a financial year, indirect greenhouse gas emissions from non- controlled sources of the Group within the Scope of Reporting, but which the Group may be able to influence, in respect of such financial year calculated in good faith by the Guarantor using the market-based method;

“Vodafone GHG Scope 1 and Scope 2 Emissions Amount” means, in millions of metric tonnes of carbon dioxide equivalent (Mt CO2e), the sum of the:

(i)	Vodafone GHG Scope 1 Emissions; and
(ii)	Vodafone GHG Scope 2 Emissions,

in each case in respect of the relevant financial year and calculated in good faith by the Guarantor, reported by the Guarantor in accordance with Condition 15 and confirmed by the External Verifier;

“Vodafone GHG Scope 3 Emissions Amount” means, in millions of metric tonnes of carbon dioxide equivalent (Mt CO2e), the Vodafone GHG Scope 3 Emissions calculated in good faith by the Guarantor, reported by the Guarantor in accordance with Condition 15 and confirmed by the External Verifier;

“Vodafone GHG Scope 1 and Scope 2 Emissions Baseline” means the Vodafone GHG Scope 1 and Scope 2 Emissions Amount for the financial year specified in the applicable Final Terms, as initially reported in the ESG Addendum in respect of such financial year and, if applicable, recalculated in good faith by the Guarantor and published by the Guarantor in the latest ESG Addendum published in accordance with Condition 15;

“Vodafone GHG Scope 3 Emissions Baseline” means the Vodafone GHG Scope 3 Emissions Amount for the financial year specified in the applicable Final Terms, as initially reported in the ESG Addendum in respect of such financial year and, if applicable, recalculated in good faith by the Guarantor and published by the Guarantor in the latest ESG Addendum published in accordance with Condition 15;

“Vodafone GHG Scope 1 and Scope 2 Emissions Condition” means, in relation to each Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year, the condition that: (i) the Reporting Condition (as defined in Condition 15) has been satisfied; and (ii) the Vodafone GHG Scope 1 and Scope 2 Emissions Percentage in respect of such Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year, as shown in the relevant ESG Addendum, is equal to or greater than the Vodafone GHG Scope 1 and Scope 2 Emissions Threshold in respect of such Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year, and if the requirements of (i) and/or (ii) (above) are not met, the Vodafone GHG Scope 1 and Scope 2 Emissions Condition in respect of the relevant Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year shall be deemed not to have been satisfied;

“Vodafone GHG Scope 3 Emissions Condition” means, in relation to each Vodafone GHG Scope 3 Emissions Reference Year, the condition that: (i) the Reporting Condition (as defined in Condition 15) has been satisfied; and (ii) the Vodafone GHG Scope 3 Emissions Percentage in respect of such Vodafone GHG Scope 3 Emissions Reference Year, as shown in the relevant ESG Addendum, is equal to or greater than the Vodafone GHG Scope 3 Emissions Threshold in respect of such Vodafone GHG Scope 3 Emissions Reference Year and if the requirements of (i) and/or (ii) (above) are not met, the Vodafone GHG Scope 3 Emissions Condition in respect of the relevant Vodafone GHG Scope 3 Emissions Reference Year shall be deemed not to have been satisfied;

a “Vodafone GHG Scope 1 and Scope 2 Emissions Event” (if specified as applicable in the applicable Final Terms) occurs if the Vodafone GHG Scope 1 and Scope 2 Emissions Condition in respect of any Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year is not satisfied, provided no Vodafone GHG Scope 1 and Scope 2 Emissions Event has previously occurred in respect of the Notes;

a “Vodafone GHG Scope 3 Emissions Event” (if specified as applicable in the applicable Final Terms) occurs if the Vodafone GHG Scope 3 Emissions Condition in respect of any Vodafone GHG Scope 3 Emissions Reference Year is not satisfied, provided no Vodafone GHG Scope 3 Emissions Event has previously occurred in respect of the Notes;

“Vodafone GHG Scope 1 and Scope 2 Emissions Percentage” means, in respect of any financial year, the percentage by which the Vodafone GHG Scope 1 and Scope 2 Emissions Amount for such financial year is a reduction in comparison to the Vodafone GHG Scope 1 and Scope 2 Emissions Baseline, as calculated in good faith by the Guarantor and published by it in accordance with Condition 15;

“Vodafone GHG Scope 3 Emissions Percentage” means, in respect of any financial year, the percentage by which the Vodafone GHG Scope 3 Emissions Amount for such financial year is a reduction in comparison to the Vodafone GHG Scope 3 Emissions Baseline, as calculated in good faith by the Guarantor and published by it in accordance with Condition 15;

“Vodafone GHG Scope 1 and Scope 2 Emissions Threshold” means the threshold(s) specified in the applicable Final Terms as being the Vodafone GHG Scope 1 and Scope 2 Emissions Threshold(s) in respect of the relevant Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year(s);

“Vodafone GHG Scope 3 Emissions Threshold” means the threshold(s) specified in the applicable Final Terms as being the Vodafone GHG Scope 3 Emissions Threshold(s) in respect of the relevant Vodafone GHG Scope 3 Emissions Reference Year(s);

“Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year” means the financial year(s) of the Guarantor specified in the applicable Final Terms as being the Vodafone GHG Scope 1 and Scope 2 Emissions Reference Year(s); and

“Vodafone GHG Scope 3 Emissions Reference Year” means the financial year(s) of the Guarantor specified in the applicable Final Terms as being the Vodafone GHG Scope 3 Emissions Reference Year(s).

5.Inflation Linked Notes

This Condition 5 is applicable only if the applicable Final Terms specifies the Notes as Inflation Linked Interest Notes and/or Inflation Linked Redemption Notes (together, the “Inflation Linked Notes”).

(a)U.K. Retail Price Index

Where RPI (as defined below) is specified as the Index in the applicable Final Terms, Conditions 5(a) to 5(f) will apply. For purposes of Conditions 5(a) to 5(f), unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Base Index Figure” means (subject to Condition 5(c)(i)) the base index figure as specified in the applicable Final Terms;

“Calculation Agent” means the person appointed by the Issuer and the Guarantor as calculation agent in relation to a Series of Inflation Linked Notes and specified in the applicable Final Terms, and shall include any successor calculation agent appointed in respect of such Notes;

“His Majesty’s Treasury” means His Majesty’s Treasury or any officially recognised party performing the function of a calculation agent (whatever such party’s title), on its or its successor’s behalf, in respect of the Reference Gilt;

“Index” or “Index Figure” means, subject as provided in Condition 5(c)(i), the U.K. Retail Price Index (RPl) (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the U.K. Retail Price Index for the purpose of calculating the amount payable on repayment of the Reference Gilt (the “RPI”). Any reference to the Index Figure:

(i)

applicable to a particular month, shall, subject as provided in Conditions 5(c) and 5(e), be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or

(ii)

applicable to the first calendar day of any month shall, subject as provided in Conditions 5(c) and 5(e), be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or

(iii)

applicable to any other day in any month shall, subject as provided in Conditions 5(c) and 5(e), be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in sub-paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in sub-paragraph (ii) above and rounded to the nearest fifth decimal place;

“Index Ratio” applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place;

“Limited Index Linked Notes” means Inflation Linked Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the applicable Final Terms) applies;

“Limited Index Ratio” means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

“Limited Indexation Date” means any date falling during the period specified in the applicable Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Indexation Factor” means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the applicable Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the applicable Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

“Limited Indexation Month” means any month specified in the applicable Final Terms for which a Limited Indexation Factor is to be calculated; and

“Reference Gilt” means the index-linked Treasury Stock or Treasury Gilt specified as such in the applicable Final Terms for so long as such gilt is in issue, and thereafter such issue of index-linked Treasury Stock or Treasury Gilt determined to be appropriate by a gilt-edged market maker or other adviser selected by the Guarantor (an “Indexation Adviser”).

(b)	Application of the Index Ratio

Each payment of interest (in the case of Inflation Linked Interest Notes) and principal (in the case of Inflation Linked Redemption Notes) in respect of the Notes shall be the amount provided in, or determined in accordance with, these Terms and Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Notes applicable to the month or date, as the case may be, on which such payment falls to be made and rounded in accordance with Condition 4(b)(v).

(c)	Changes in Circumstances Affecting the Index
(i)

Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of “Index” and “Index Figure” in Condition 5(a) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as  the case may be, to such other date or month as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect.

(ii)

Delay in publication of Index if sub-paragraph (i) of the definition of Index Figure is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the “relevant month”) before the month in which a payment is due to be made is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 5(c)(i)) before the date for payment.

(iii)

Delay in publication of Index if sub-paragraph (ii) and/or (iii) of the definition of Index Figure is applicable: If the Index Figure relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 5(c)(i)) before the date for payment.

(d)Application of Changes

Where the provisions of Condition 5(c)(ii) or Condition 5(c)(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 5(c)(ii)(2) or Condition 5(c)(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while a Note is still outstanding, then:

(i)

in relation to a payment of interest (in the case of Inflation Linked Interest Notes) and/or principal (in the case of Inflation Linked Redemption Notes) in respect of such Note other than upon final redemption of such Note, the interest and/or principal (as the case may be) next payable after the date of such subsequent publication shall be increased  or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 5(c)(ii)(2) or Condition 5(c)(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and

(ii)

in relation to a payment of interest (in the case of Inflation Linked Interest Notes) and/or principal (in the case of Inflation Linked Redemption Notes) upon final redemption, no subsequent adjustment to amounts paid will be made.

(e)Material Changes or Cessation of the Index

(i)

Material changes to the Index: If notice is published by His Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of the Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the Reference Gilt.

(ii)

Cessation of the Index: If the Trustee, the Issuer and the Guarantor have been notified by the Calculation Agent that the Index has ceased to be published, or if His Majesty’s Treasury, or a person acting on its behalf, announces that it will no longer continue to publish the Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable index (the “Successor Index”) by using the following methodology:

(a)

if at any time a successor index has been designated by His Majesty’s Treasury in respect of the Reference Gilt, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (b) or (c) below; or

(b)

if a Successor Index has not been determined under paragraph (a) above, the Issuer, the Guarantor and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer, the Guarantor and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published; or

(c)

if the Issuer, the Guarantor and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (ii), a bank or other person in London shall be appointed by the Guarantor and the Trustee or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 business day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer, the Guarantor and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer, the Guarantor and the Trustee in connection with such appointment shall be borne by the Guarantor.

(iii)

Adjustment or replacement: The Index shall be adjusted or replaced by a substitute index pursuant to the foregoing paragraphs, as the case may be, and references in these Terms and Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser), the Issuer and the Guarantor agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer, the Guarantor, the Trustee and the Noteholders, and the Issuer shall give notice to the Noteholders in accordance with Condition 14 of such amendments as promptly as practicable following such notification or adjustment.

(f)	Redemption for Index Reasons

If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 5(c)(ii)(2) and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by His Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index shall have been designated by His Majesty’s Treasury in respect of the Reference Gilt and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days’ notice to the Noteholders (or such other notice period as may be specified in the applicable Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Notes at their Early Redemption Amount referred to in Condition 7(g) below together (if appropriate) with interest accrued to (but excluding) the date of redemption (in each case adjusted in accordance with Condition 5(b)).

(g)HICP

Where HICP (as defined below) is specified as the Index in the applicable Final Terms, the Conditions 5(g) to 5(j)  will apply. For purposes of Conditions 5(g) to 5(j), unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Base Index Level” means the base index level as specified in the applicable Final Terms;

“Calculation Agent” means the person appointed by the Issuer and the Guarantor as calculation agent in relation to a Series of Inflation Linked Notes and specified in the applicable Final Terms, and shall include any successor calculation agent appointed in respect of such Notes;

“Index” or “Index Level” means (subject as provided in Condition 5(i)) the non-revised Harmonised Index of Consumer Prices excluding tobacco or relevant Successor Index (as defined in Condition 5(i)(ii)), measuring the rate of inflation in the European Monetary Union excluding tobacco, expressed as an index and published by Eurostat (the “HICP”). The first publication or announcement of a level of such index for a calculation month (as defined in Condition 5(i)(i)(A)) shall be final and conclusive and later revisions to the level for such calculation month will not be used in any calculations. Any reference to the Index Level which is specified in these Terms and Conditions as applicable to any day (“d”) in any month (“m”) shall, subject as provided in Condition 5(i), be calculated as follows:

where:

“Id” is the Index Level for the day d

“HICP” m-2 is the level of HICP for month m-2

“HICP” m-3 is the level of HICP for month m-3

“nbd” is the actual number of days from and excluding the first day of month m to but including day d;

and

“qm” is the actual number of days in month m,

provided that if Condition 5(i) applies, the Index Level shall be the Substitute Index Level determined in accordance with such Condition.

“Index Business Day” means a day on which the TARGET System is operating;

“Index Determination Date” means in respect of any date for which the Index Level is required to be determined, the fifth Index Business Day prior to such date;

“Index Ratio” applicable to any date means the Index Level applicable to the relevant Index Determination Date divided by the Base Index Level and rounded to the nearest fifth decimal place, 0.000005 being rounded upwards; and

“Related Instrument” means an inflation-linked bond selected by the Calculation Agent that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union with a maturity date which falls on (a) the same day as the Maturity Date or (b) the next longest maturity date after the Maturity Date or the next shortest maturity for the Maturity Date at its sole discretion, if there is no such bond maturing on the Maturity Date. The Calculation Agent will select the Related Instrument from such of those inflation-linked bonds issued on or before the relevant Issue Date and, if there is more than one such inflation-linked bond maturing on the same date, the Related Instrument shall be selected by the Calculation Agent from such bonds at its sole discretion. If the Related Instrument is redeemed the Calculation Agent will select a new Related Instrument on the same basis, but selected from all eligible bonds in issue at the time the originally selected Related Instrument is redeemed (including any bond for which the redeemed originally selected Related Instrument is exchanged).

(h)Application of the Index Ratio

Each payment of interest (in the case of Inflation Linked Interest Notes) and principal (in the case of Inflation Linked Redemption Notes) in respect of the Notes shall be the amount provided in, or determined in accordance with, these Terms and Conditions, multiplied by the Index Ratio applicable to the date on which such payment falls to be made and rounded in accordance with Condition 4(b)(v).

(i)Changes in Circumstances Affecting the Index

(i)	Delay in publication of Index
(A)

If the Index Level relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Level for any date (the “Relevant Level”) has not been published or announced by the day that is five Business Days before the date on which such payment is due (the “Affected Payment Date”), the Calculation Agent shall determine a Substitute Index Level (as defined below) (in place of such Relevant Level) by using the following methodology:

(1)

if applicable, the Calculation Agent will take the same action to determine the “Substitute Index Level” for the Affected Payment Date as that taken by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument;

(2)	if (1) above does not result in a Substitute Index Level for the Affected Payment Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows:

Substitute Index Level = Base Level x (Latest Level / Reference Level) Where:

“Base Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined;

“Latest Level” means the latest level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) prior to the month in respect of which the Substitute Index Level is being calculated; and

“Reference Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above.

(B)

If a Relevant Level is published or announced at any time after the day that is five Business Days prior to the next Interest Payment Date, such Relevant Level will not be used in any calculations. The Substitute Index Level so determined pursuant to this Condition 5(i) will be the definitive level for that calculation month.

(ii)

Cessation of publication: If the Index Level has not been published or announced for two consecutive months or Eurostat announces that it will no longer continue to publish or announce the Index then the Calculation Agent shall determine a successor index in lieu of any previously applicable Index (the “Successor Index”) by using the following methodology:

(A)

if at any time (other than after an Early Termination Event (as defined below) has been designated by the Calculation Agent pursuant to paragraph (E) below) a successor index has been designated by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (B), (C) or (D) below; or

(B)	if a Successor Index has not been determined under paragraph (A) above (and there has been no designation of an Early Termination Event pursuant to paragraph (E) below), and a notice has been given or an announcement has been made by Eurostat (or any successor entity which publishes such index) specifying that the Index will be superseded by a replacement index specified by Eurostat (or any such successor), and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the Index from the date that such replacement index comes into effect; or

(C)

if a Successor Index has not been determined under paragraphs (A) or (B) above (and there has been no designation of an Early Termination Event pursuant to paragraph (E) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If four or five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If fewer than three responses are received, the Calculation Agent will proceed to paragraph (D) below; or

(D)

if no Successor Index has been determined under paragraphs (A), (B) or (C) above on or before the fifth Index Business Day prior to the next Affected Payment Date the Calculation Agent will determine an appropriate alternative index for such Affected Payment Date, and such index will be deemed the “Successor Index”; or

(E)

if the Calculation Agent determines that there is no appropriate alternative index, the Guarantor shall, in conjunction with the Calculation Agent, determine in good faith an appropriate alternative index. If the Guarantor, in conjunction with the Calculation Agent, does not decide on an appropriate alternative index within a period of ten Business Days, then an “Early Termination Event” will be deemed to have occurred and the Issuer will redeem the Notes pursuant to Condition 5(j).

(iii)

Rebasing of the Index: If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for the purposes of determining each relevant Index Level from the date of such rebasing; provided, however, that the Calculation Agent shall make such adjustments as are made by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made.

(iv)

Material Modification Prior to Interest Payment Date: If, on or prior to the day that is five Business Days before an Interest Payment Date, Eurostat announces that it will make a material change to the Index then the Calculation Agent shall make any such adjustments to the Index consistent with adjustments made to the Related Instrument.

(v)

Manifest Error in Publication: If, within thirty days of publication, the Calculation Agent determines that Eurostat (or  any successor entity which publishes such index) has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will notify the parties of (A) that correction, (B) the amount that is payable, in respect of interest payments falling after such correction, as a result of that correction and (C) take such other action as it may deem necessary to give effect to such correction.

(j)Redemption for Index Reasons

If an Early Termination Event as described under Condition 5(i)(ii)(E) is deemed to have occurred, the Issuer will, upon giving not more than 60 nor less than 30 days’ notice to the Noteholders (or such other notice period as may be specified in the applicable Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Notes at their Early Redemption Amount referred to in Condition 6(f) below together (if appropriate) with interest accrued to (but excluding) the date of redemption (in each case adjusted in accordance with Condition 5(h)).

6.Payments

(a)Method of payment

Subject as provided below :

(i)

payments in a Specified Currency other than euro or Renminbi will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively);

(ii)

payments in euro will be made by credit or transfer to a euro account (or to any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque; and

(iii)	payments in Renminbi will be made by transfer to a Renminbi account maintained by or on behalf of the payee with a bank in Hong Kong.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8, and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

(b)Presentation of Bearer Notes and Coupons

Payments of principal in respect of Bearer Notes will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Bearer Notes, and payments of interest in respect of Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions)).

Fixed Rate Notes in bearer form (other than Fixed Rate Notes which specify Interest Payment Date Adjustment as being applicable in the applicable Final Terms, Sustainability-Linked Notes which specify Sustainability-Linked Trigger Event (Interest) as being applicable in the applicable Final Terms or Inflation Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Fixed Rate Note which specifies Interest Payment Date Adjustment as being applicable in the applicable Final Terms, Sustainability-Linked Note which specifies Sustainability-Linked Trigger Event (Interest) as being applicable in the applicable Final Terms, CMS Linked Note or Inflation Linked Interest Note in bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c)Payments in respect of Registered Notes

(i)

Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in the sub- paragraph (ii) below.

(ii)

Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register on the Record Date. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

(iii)

Payments of principal and interest in respect of Registered Notes registered in the name of, or in the name of a nominee for, The Depository Trust Company (“DTC”) and denominated in a Specified Currency other than U.S. dollars will be made or procured to be made by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee in accordance with the following provisions. The amounts in such Specified Currency payable by the Registrar or its agent to DTC with respect to Registered Notes held by DTC or its nominee will be received from the Issuer by the Registrar who will make payments in such Specified Currency by wire transfer of same day funds to the designated bank account in such Specified Currency of those DTC participants entitled to receive the relevant payment who have made an irrevocable election to DTC, in the case of interest payments, on or prior to the third DTC Business Day after the Record Date for the relevant payment of interest and, in the case of payments of principal, at least 12 DTC Business Days prior to the relevant payment date, to receive that payment in such Specified Currency. The Registrar, after the Exchange Agent has converted amounts in such Specified Currency into U.S. dollars, will deliver such

U.S. dollar amount in same day funds to DTC for payment through its settlement system to those DTC participants entitled to receive the relevant payment who did not elect to receive such payment in such Specified Currency. The Agency Agreement sets out the manner in which such conversions are to be made. For the purposes of this Condition 6(c), “DTC Business Day” means any day on which DTC is open for business.

(d)General provisions applicable to payments

The holder of a Global Note or a Global Certificate shall be the only person entitled to receive payments in respect of Notes represented by such Global Note or Global Certificate and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note or Global Certificate in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note or Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, for their share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note or Global Certificate.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)

the Issuer and the Guarantor have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)

payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Guarantor, adverse tax consequences to the Issuer or the Guarantor, as the case may be.

(e)Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	in the case of Notes in definitive form only, the relevant place of presentation;
(B)	any Additional Financial Centre specified in the applicable Final Terms; and
(ii)

either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively), (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open or (3) in relation to any sum payable in Renminbi, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets in Hong Kong are generally open for business and settlement for Renminbi payments in Hong Kong.

(f)Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any Additional Amounts which may be payable with respect to principal under Condition 8 or under any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;
(ii)	the Final Redemption Amount of the Notes;
(iii)	the Early Redemption Amount of the Notes;
(iv)	the Optional Redemption Amount(s) (if any) of the Notes;
(v)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(g)); and
(vi)

any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes (including, for the avoidance of doubt, if applicable, any Sustainability-Linked Premium Amount(s)).

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable with respect to interest under Condition 8 or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(g)Renminbi Currency Event

If Renminbi Currency Event is specified as applying in the applicable Final Terms and a Renminbi Currency Event (as defined below) occurs, each of the Issuer and the Guarantor, on giving not less than five nor more than thirty days’ irrevocable notice in accordance with Condition 14 to the Noteholders and the Trustee prior to any due date for payment, shall be entitled to satisfy its respective obligations in respect of such payment (in whole or in part) by making such payment in U.S. dollars on the basis  of the Spot Rate for the relevant Determination Date as promptly notified to the Issuer, the Guarantor, the Trustee and the Paying Agents by the Calculation Agent.

In such event, any payment of U.S. dollars will be made by transfer to a U.S. dollar denominated account maintained by the payee with, or by a U.S. dollar denominated cheque drawn on, a bank in New York City and the definition of “Payment Day” in Condition 6(e) shall mean any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in: (A) in the case of Notes in definitive form only, the relevant place of presentation; and (B) London and New York City.

In these Terms and Conditions:

“Determination Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, London and New York City;

“Determination Date” means the day which is three Determination Business Days before the due date of the relevant payment under the Notes;

“Governmental Authority” means any de facto or de jure government (or any agency or instrumentality thereof), court,  tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of Hong Kong;

“Local Time” means the time of day in the jurisdiction in which the Calculation Agent, appointed in connection with the Notes, is located;

“Renminbi Currency Event” means any one of Renminbi Illiquidity, Renminbi Non-Transferability and Renminbi Inconvertibility;

“Renminbi Dealer” means an independent foreign exchange dealer of international repute active in the Renminbi exchange market in Hong Kong reasonably selected by the Guarantor;

“Renminbi Illiquidity” means the general Renminbi exchange market in Hong Kong becomes illiquid as a result of which the Issuer cannot obtain sufficient Renminbi in order to satisfy its obligation to pay interest or principal (in whole or in part) in respect of the Notes, as determined by the Guarantor acting in good faith and in a commercially reasonable manner following consultation with two Renminbi Dealers;

“Renminbi Inconvertibility” means the occurrence of any event that makes it impossible for the Issuer to convert any amount due in respect of the Notes into Renminbi in the general Renminbi exchange market in Hong Kong, other than where such impossibility is due solely to the failure of the Issuer and/or the Guarantor to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the Issue Date of the first Tranche of the Notes and it is impossible for the Issuer and/or the Guarantor, as the case may be, due to an event beyond its or their (as the case may be) control, to comply with such law, rule or regulation);

“Renminbi Non-Transferability” means the occurrence of any event that makes it impossible for the Issuer to transfer Renminbi between accounts inside Hong Kong or from an account inside Hong Kong to an account outside Hong Kong (including where the Renminbi clearing and settlement system for participating banks in Hong Kong is disrupted or suspended), other than where such impossibility is due solely to the failure of the Issuer and/or the Guarantor to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the Issue Date of the first Tranche of the Notes and it is impossible for the Issuer and/or the Guarantor, as the case may be, due to an event beyond its or their (as the case may be) control, to comply with such law, rule or regulation); and

“Spot Rate” means the spot CNY/U.S. dollar exchange rate for the purchase of U.S. dollars with Renminbi in the over-the-counter Renminbi exchange market in Hong Kong for settlement in three Determination Business Days, as determined by the Calculation Agent at or around 11.00 a.m. (Local Time) on the Determination Date, on a deliverable basis by reference to Reuters Screen Page TRADCNY3, or if no such rate is available, on a non-deliverable basis by reference to Reuters Screen Page TRADNDF. If neither rate is available, the Calculation Agent shall in good faith and in a commercially reasonable manner determine the Spot Rate at or around 11.00 a.m. (Local Time) on the Determination Date as the most recently available CNY/U.S. dollar official fixing rate for settlement in two Determination Business Days reported by the State Administration of Foreign Exchange of the PRC, which is reported on the Reuters Screen Page CNY=SAEC. Reference to a page on the Reuters Screen means the display page so designated on the Reuters Monitor Money Rates Service (or any successor service) or such other page as may replace that page for the purpose of displaying a comparable currency exchange rate.

If for any reason at any relevant time the Calculation Agent defaults in its obligation to determine the Spot Rate, the Trustee shall, at the expense of the Guarantor, appoint an expert to determine the Spot Rate in such manner as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition), it shall deem fair and reasonable in all the circumstances and each such determination shall be deemed to have been made by the Calculation Agent.

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6(g), whether by the Calculation Agent or an expert appointed by the Trustee, shall (in the absence of manifest error) be binding on the Issuer, the Guarantor, the Trustee, the Issuing and Principal Paying Agent, the other Paying Agents and all Noteholders and Couponholders and (in the absence of wilful default and bad faith) no liability to the Issuer, the Guarantor, the Trustee, the Noteholders or the Couponholders shall attach to the Calculation Agent or such expert in connection with the exercise or non-exercise by it if its powers, duties and discretions pursuant to such provision.

7.Redemption and Purchase

(a)Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note, a CMS Linked Note or an Inflation Linked Interest Note) or on any Interest Payment Date (if this Note is a Floating Rate Note, a CMS Linked Note or an Inflation Linked Interest Note), on giving not less than 10 nor more than 60 days’ notice to the Issuing and Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if:

(i)

on the occasion of the next payment due in respect of the Notes, the Issuer would be required to pay Additional Amounts as provided or referred to in Condition 8 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such Additional Amounts, in each case as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (as defined in Condition 8) (or any political subdivision or taxing authority thereof or therein), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be required to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer or the Guarantor shall deliver to the Trustee a certificate signed by two Authorised Signatories of the Issuer or, as the case may be, two Authorised Signatories of the Guarantor stating that the requirement referred to in sub-paragraph (i) above will apply on the occasion of the next payment due in respect of the Notes and cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it and the Trustee shall be entitled to accept the relevant certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders. Upon the expiry of any such notice as is referred to in this paragraph, the Issuer shall be bound to redeem the Notes in accordance with the provisions of this paragraph.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the Issuer may, at its option (without any requirement for the consent or approval of the Noteholders) and, having given not less than 10 nor more than 60 days’ notice prior to the relevant date fixed for redemption falling w ithin the Issuer Call Period (as specified in the applicable Final Terms) to the Issuing and Principal Paying Agent and the Trustee and, in accordance with Condition  14, the Noteholders (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the relevant Optional Redemption Amount(s) specified in the applicable Final Terms. Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Higher Redemption Amount. The relevant Optional Redemption Amount will be either, as specified in the applicable Final Terms, (A) if Make Whole Redemption Price is specified in the applicable Final Terms as applying to one or more Optional Redemption Dates, the relevant Make Whole Redemption Price or (B) if Par Call is specified in the applicable Final Terms as applying to one or more Optional Redemption Dates, the specified amount per Calculation Amount stated in the applicable Final Terms together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date.

The Make Whole Redemption Price will be an amount equal to the higher of:

(A)

if Spens Amount is specified as applicable in the applicable Final Terms, (x) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed or (y) the nominal amount outstanding of the Notes to be redeemed multiplied by the price, as reported to the Issuer and the Trustee by the Determination Agent, at which the Gross Redemption Yield on such Notes on the Reference Date (assuming for this purpose that the Notes are redeemed on the Maturity Date (or, if a Par Redemption Date is specified in the applicable Final Terms, on the Par Redemption Date)) is equal to the Gross Redemption Yield (determined by reference to the middle market price) at the Quotation Time on the Reference Date of the Reference Bond, plus the Redemption Margin; or

(B)

if Make Whole Redemption Amount is specified as applicable in the applicable Final Terms, (x) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed and (y) the sum of the present values of (i) the nominal amount outstanding of the Notes to be redeemed, (ii) the Remaining Term Interest on such Notes (exclusive of interest accrued to the date of redemption) and (iii) if Sustainability-Linked Trigger Event (Premium) is specified as applicable in the applicable Final Terms and one or more relevant Sustainability-Linked Trigger Events has or have occurred, the relevant Sustainability-Linked Premium Amount(s). Such present values shall be calculated by discounting such amounts to the date of redemption on an annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Reference Bond Rate, plus the Redemption Margin, all as determined by the Determination Agent.

In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 10 days prior to the date fixed for redemption.

In these Terms and Conditions:

“DA Selected Bond” means a government security or securities selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term of the Notes (assuming, if a Par Redemption Date is specified in the applicable Final Terms, redemption on such Par Redemption Date), that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the Specified Currency and of a comparable maturity to the remaining term of the Notes;

“Determination Agent” means an investment bank or financial institution of international standing selected by the Guarantor after consultation with the Trustee;

“Gross Redemption Yield” means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Determination Agent on the basis set out by the United Kingdom Debt Management Office in the paper "Formulae for Calculating Gilt Prices from Yields", page 4, Section One: Price/Yield Formulae "Conventional Gilts"; "Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date" (published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to four decimal places);

“Par Redemption Date” shall be as set out in the applicable Final Terms;

“Quotation Time” shall be as set out in the applicable Final Terms;

“Redemption Margin” shall be as set out in the applicable Final Terms;

“Reference Bond” shall be as set out in the applicable Final Terms or the DA Selected Bond;

“Reference Bond Price” means, with respect to any date of redemption, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

“Reference Bond Rate” means, with respect to any date of redemption, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date of redemption;

“Reference Date” will be set out in the relevant notice of redemption;

“Reference Government Bond Dealer” means each of five banks selected by the Guarantor, or their affiliates, which are (A) primary government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues;

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any date of redemption, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer; and

“Remaining Term Interest” means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term of such Note (or, if a Par Redemption Date is specified in the applicable Final Terms, to the Par Redemption Date) determined on the basis of the rate of interest applicable to such Note from and including the date on which such Note is to be redeemed by the Issuer pursuant to this Condition 7(c).

(d)Redemption following a Change of Control

If Change of Control Put Option is specified in the applicable Final Terms and, at any time while any of the Notes remain outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Conditions 7(b) or 7(c) above) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the date which is seven days after the expiration of the Put Period (as defined below) (such date or such other date as may be specified in the applicable Final Terms, the “Put Date”) at the Optional Redemption Amount specified in the applicable Final Terms together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

A “Change of Control Put Event” will be deemed to occur if:

(i)

any person or any persons acting in concert (as defined in the United Kingdom’s City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Guarantor, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Guarantor or (B) shares in the capital of the Guarantor carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Guarantor (each such event, a “Change of Control”); provided that, no Change of Control shall be deemed to occur if the event which would otherwise have constituted a Change of Control occurs or is carried out for the purposes of a reorganisation on terms previously approved by the Trustee in writing or by an Extraordinary Resolution; and

(ii)	the long-term debt of the Guarantor has been assigned:
(A)	an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”), by any Rating Agency at the invitation of the Guarantor; or
(B)	where there is no rating from any Rating Agency assigned at the invitation of the Guarantor, an Investment Grade Rating by any Rating Agency of its own volition,

and;

(x)

such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Rating Agency; and

(y)	there remains no other Investment Grade Rating of the long-term debt of the Guarantor from any other Rating Agency; and
(iii)

in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (ii) above, the relevant Rating Agency announces publicly or confirms in writing to the Guarantor or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control the long-term debt of the Guarantor is not assigned an Investment Grade Rating by any Rating Agency, a Change of Control Put Event will be deemed to occur upon the occurrence of a Change of Control alone.

Promptly upon the Issuer or the Guarantor becoming aware that a Change of Control Put Event has occurred, the Issuer or, as the case may be, the Guarantor shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall (subject in each case to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction) give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of the Note must (in the case of Bearer Notes) deposit such Note with any Paying Agent or (in the case of Registered Notes) deposit the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, in each case at any time during normal business hours of such Paying Agent, Registrar or Transfer Agent, as the case may be, falling within the period (the “Put Period”) of 30 days after a Change of Control Put Event Notice is given or such other date as may be specified in the applicable Final Terms, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent, Registrar or Transfer Agent, as the case may be (a “Change of Control Put Notice”). No Note or Certificate so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Put Date unless previously redeemed (or purchased) and cancelled.

If 80 per cent. or more in nominal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Condition 7(d), the Issuer may, on giving not less than 10 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Put Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their Optional Redemption Amount, together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by either Moody’s or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above, or if a rating is procured from a Substitute Rating Agency, the Guarantor shall determine, with the agreement of the Trustee, the rating designations of Moody’s or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the definition of “Change of Control Put Event” shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

In these Terms and Conditions:

“Change of Control Period” means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration); and

“Rating Agency” means Moody’s Investors Service Limited (“Moody’s”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Guarantor from time to time with the prior written approval of the Trustee.

(e)Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 14 notice within the Investor Put Period the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise this option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, accompanied by a duly completed and signed notice of exercise (a “Put Notice” in the form (for the time being current) obtainable from any specified office of any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition.

(f)Clean-Up redemption at the option of the Issuer

If Clean-Up Call is specified in the applicable Final Terms and if the Clean-Up Call Threshold Percentage (as specified in the applicable Final Terms) or more of the aggregate nominal amount of the Notes originally issued (and, for these purposes, any further securities issued pursuant to Condition 17 will be deemed to have been originally issued) have been redeemed and/or purchased (except, if applicable, for the Notes redeemed at the Make Whole Redemption Price), then the Issuer may, at its option (without any requirement for the consent or approval of the Noteholders), and having given not less than 10 and no more than 60 days’ notice to the Trustee and the Issuing and Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all but not some only of the Notes on, or at any time after, the Clean-Up Call Optional Redemption Date specified in the applicable Final Terms. Any such redemption of Notes shall be at their Optional Redemption Amount, together with interest (if any) accrued to (but excluding) the date fixed for such redemption.

(g)Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at the Early Redemption Amount calculated as follows:

(i)

in the case of a Note (other than a Zero Coupon Note), at the amount specified in the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(ii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RPx (1+AY)y

where:

“RP”means the Reference Price;

“AY”means the Accrual Yield expressed as a decimal; and

“y”

is the Day Count Fraction specified in the applicable Final Terms which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator w ill be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

(h)Purchases

The Issuer, the Guarantor or any other Subsidiary of the Guarantor may at any time purchase Notes (provided that, in the case of Bearer Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise.

The Issuer will purchase (or procure the purchase of) any Retained Notes on the Issue Date.

(i)Cancellation

All Notes (other than Retained Notes) which are (a) redeemed or (b) purchased by or on behalf of the Issuer will forthwith be cancelled (together with all Certificates or unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption) and accordingly may not be reissued or resold. Any Notes which are purchased by or on behalf of the Guarantor or any of the Guarantor’s Subsidiaries (other than the Issuer) may, at the option of the purchaser, be held or resold or surrendered to a Paying Agent for cancellation.

The Issuer may cancel (or procure the cancellation of) any Retained Notes held by it or on its behalf at any time.

(j)Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero  Coupon  Note  pursuant  to paragraph (a), (b), (c), (d) or (e) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph f(ii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Issuing and Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

8.Taxation

All payments in respect of the Notes and Coupons by or on behalf of the Issuer or the Guarantor will be made without withholding or deduction for any present or future taxes, assessments or other governmental charges (“Taxes”) levied by or on behalf of the Issuer’s jurisdiction of incorporation, the Issuer’s jurisdiction of tax residence or the Guarantor’s jurisdiction of incorporation (each a “Relevant Jurisdiction”) (or, in each case, any political subdivision or taxing authority thereof or therein), unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount paid to each holder of any Note or Coupon who, with respect to any such Tax is not resident in the Relevant Jurisdiction, after such withholding or deduction shall be not less than the respective amount to which such holder would have been entitled in respect of such Note or Coupon, as the case may be, in the absence of the withholding or deduction; provided however that neither the Issuer nor the Guarantor shall be required to pay any Additional Amounts (i) for or on account of any such Tax imposed by the United States (or any political subdivision or taxing authority thereof or therein) or (ii) for or on account of:

(a)

any Tax which would not have been imposed but for (i) the existence of any present or former connection between a holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of such Note or Coupon (x) for payment on a date more than 30 days after the Relevant Date (as defined below) or (y) in the Relevant Jurisdiction;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any Tax which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any interest on, such Note or Coupon;
(d)

any Tax that is imposed or withheld by reason of the failure by the holder or any beneficial owner of such Note or Coupon to comply with a request of the Issuer or, as the case may be, the Guarantor given to the holder in accordance with Condition 14 (i) to provide information concerning the nationality, residence or identity of the holder or any beneficial owner or (ii) to make any declaration or other similar claim or complete any form or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such Tax; or

(e)	any combination of items (a), (b), (c) and (d) above,

nor shall the Issuer or, as the case may be, the Guarantor be required to pay any Additional Amounts with respect to any payment of the principal of, or any interest on, any Note or Coupon to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner which would not have been entitled to such Additional Amounts had it been the holder of such Note or Coupon.

Notwithstanding any other provision of the Terms and Conditions, any amounts to be paid on the Notes by or on behalf of the Issuer or the Guarantor, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (and any such  withholding or deduction, a “FATCA Withholding”). None of the Issuer, the Guarantor and any other person will be required to pay any Additional Amounts in respect of FATCA Withholding.

As used herein:

“Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Issuing and Principal Paying Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14; and

“United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

9.Prescription

The Notes and Coupons will become void unless a claim for payment is made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor (subject to the provisions of Condition 6(b)).

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.Events of Default and Enforcement

(A)Events of Default

The Trustee in its sole and absolute discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes (excluding Retained Notes) then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer and the Guarantor that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount as referred to in Condition 7(g) together (if applicable)

with accrued interest as provided in the Trust Deed, in any of the following events (each such event, together where applicable with the certification by the Trustee as described below, an “Event of Default”):

(a)

if default is made in the payment of any principal or any interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of a payment of principal or 21 days in the case of a payment of interest; or

(b)

if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)

if any Indebtedness for Borrowed Money of the Issuer or the Guarantor becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer or the Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment (as extended by any originally applicable grace period) or any security given by the Issuer or the Guarantor for any Indebtedness for Borrowed Money becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security or if default is made by the Issuer or the Guarantor in making any payment due under any guarantee and/or indemnity (at the expiry of any originally applicable grace period) given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no event shall constitute an Event of Default unless the Indebtedness for Borrowed Money or other relative liability either alone or when aggregated with other Indebtedness for Borrowed Money and/or other liabilities relative to all (if any) other events which shall have occurred equals or exceeds £150,000,000 (or its equivalent in any other currency); or

(d)

if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer or the Guarantor, save for the purposes of a reorganisation on terms approved in writing by the Trustee; or

(e)

if the Issuer or the Guarantor stops payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts (within the meaning of section 509(3) or 570 of the Irish Companies Act 2014 or section 123(1)(e) or (2) of the Insolvency Act 1986 (whichever is applicable)), or is  adjudicated or found bankrupt or insolvent or shall enter into any composition or other similar arrangements with its creditors under Parts 10 or 11 of the Irish Companies Act 2014 or under section 1 of the Insolvency Act 1986 (as applicable); or

(f)

if (i) an administrative or other receiver, manager, examiner, administrator or other similar official is appointed in relation to the Issuer or the Guarantor, or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of it, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of it, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of it and (ii) in any case (other than the appointment of an administrator) is not discharged, removed or paid within 45 days; or

(g)	if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect; or
(h)	if the Issuer ceases to be a Subsidiary which is wholly-owned and controlled, directly or indirectly, by the Guarantor;

PROVIDED, in the case of any event described above other than those described in paragraphs (a), (d) and (h) above, the Trustee shall have certified in writing to the Issuer and the Guarantor that the event is, in its opinion, materially prejudicial to the interests of the Noteholders.

For the purposes of this Condition, “Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any bonds, notes, debentures, debenture stock or loan stock.

(B)Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the  Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the relevant Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the relevant Notes then outstanding (excluding any Retained Notes), and (ii) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

Save as otherwise provided herein, no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails or is unable so to do within 60 days and the failure or inability shall be continuing.

11.Replacement of Notes, Certificates, Coupons and Talons

Should any Note, Certificate, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer or the Guarantor may reasonably require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued.

12.Agents

The name of the initial Issuing and Principal Paying Agent and its initial specified office are set out below.

The Issuer and the Guarantor are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of the Issuing and Principal Paying Agent, and to appoint any other Paying Agent, the Registrar or any Transfer Agent and/or appoint additional or other Paying Agents or Transfer Agents or another Registrar and/or approve any change in the specified office through which any such agent acts, provided that:

(i)	there will at all times be an Issuing and Principal Paying Agent;
(ii)	there will at all times be a Registrar and a Transfer Agent in relation to Registered Notes;
(iii)

so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(iv)

if and so long as payments in respect of the Notes and Coupons would be subject to a withholding or deduction for Taxes levied by or on behalf of a Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) if the Notes and Coupons were presented in the Relevant Jurisdiction, there will at all times be a Paying Agent with a specified office in a city approved by the Trustee outside the Relevant Jurisdiction.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(d).

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 60 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

In acting under the Agency Agreement, the Issuing and Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents act solely as agents of the Issuer and the Guarantor and, in certain limited circumstances, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent or Registrar or Transfer Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent, registrar or transfer agent, as the case may be.

13.Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.Notices

Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday, Sunday or bank holiday) after the date of mailing.

Notices to the holders of Bearer Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in the United Kingdom. It is expected that such publication will be made in the Financial Times. The Issuer and the Guarantor shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Issuing and Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

15.Available Information

This Condition 15 only applies to Sustainability-Linked Notes.

In respect of each financial year of the Guarantor, beginning with the financial year in which the Issue Date of the first Tranche of the Notes falls, the Guarantor will publish on its website, as applicable: (i) the Customer GHG Savings Amount, the Female Management and Senior Leadership Amount, the M-Pesa Customers Amount, the Vodafone GHG Scope 1 and Scope 2 Emissions Amount, the Vodafone GHG Scope 3 Emissions Amount, the Vodafone GHG Scope 1 and Scope 2 Emissions Baseline and/or the Vodafone GHG Scope 3 Emissions Baseline for the relevant financial year, as indicated in the ESG addendum officially publish by the Guarantor in relation to its annual report (the “ESG Addendum”); and (ii) an independent limited assurance report or reports issued by the relevant External Verifier(s) (the “Assurance Report”) in respect of, among others, where applicable, the Customer GHG Savings Amount, the Female Management and Senior Leadership Amount, the M-Pesa Customers Amount, the Vodafone GHG Scope 1 and Scope 2 Emissions Amount and the Vodafone GHG Scope 3 Emissions Amount which may form part of the ESG Addendum (the publication of such ESG Addendum and Assurance Report on or before the Sustainability-Linked Trigger Event Notification Deadline, together the “Reporting Condition”). The ESG Addendum and the Assurance Report will be published concurrently with the publication of the independent auditor’s report on the Guarantor’s annual report and may form part of such annual report, and will have the same reference date as the relevant independent auditor’s report provided that to the extent the Guarantor reasonably determines that additional time is required to complete the ESG Addendum and the Assurance Report, then the ESG Addendum and the Assurance Report may be published as soon as reasonably practicable, but in no event later than the Sustainability-Linked Trigger Event Notification Deadline.

16.Meeting of Noteholders, Modification, Authorisation, Waiver, Determination and Substitution

(a)Meetings

The Trust Deed contains provisions for convening meetings of the Noteholders (which may be held at a physical location, or via an electronic platform (such as a conference call or videoconference) or by a combination of such methods) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of the provisions of these Terms and Conditions, the Notes, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented. The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Trust Deed by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting and whether or not they voted on (or voted in favour of) the relevant Extraordinary Resolution, and on all and Couponholders.

(b)Modification, Authorisation, Waiver, Determination, Substitution etc.

The Trustee may agree, without the consent of the Noteholders or the Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error. In addition, the Trustee shall be obliged to concur with the Issuer and the Guarantor in using its reasonable endeavours to effect any Benchmark Amendments or Benchmark Replacement Conforming Changes in the circumstances and as otherwise set out in Condition 4(b)(ii)(H) without the consent of the Noteholders or the Couponholders.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as principal debtor in respect of the Notes and the Coupons and under the Trust Deed of (i) a Successor in Business (as defined in the Trust Deed) to the Issuer or (ii) the Guarantor or a Successor in Business to the Guarantor or (iii) any other Subsidiary of the Guarantor, in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby (provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of such substituted company not being required pursuant to proviso (i) to Condition 8 to pay any Additional Amounts for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof or therein) and  certain other conditions set out in the Trust Deed being complied with.

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Guarantor to the substitution in place of the Guarantor (or of any previous substitute under this Condition) as guarantor in respect of the Notes and the Coupons and under the Trust Deed of either (i) a Successor in Business (as defined in the Trust Deed) to the Guarantor or (ii) a Holding Company of the Guarantor or (iii) a Subsidiary of the Guarantor, in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby (provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of such substituted company not being required pursuant to proviso (i) to Condition 8 to pay any Additional Amounts for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof or therein) and certain other conditions  set out in the Trust Deed being complied with.

The Trust Deed contains provisions permitting each of the Issuer and the Guarantor to consolidate with or merge into any other person (including, without limitation, the Issuer consolidating with or merging into the Guarantor) or convey, transfer or lease its respective properties and assets substantially as an entirety to any person provided that (i) in the case of a consolidation or merger (except where the Issuer or, as the case may be, the Guarantor is the continuing entity but other than where the Issuer merges into the Guarantor) such person agrees to be bound by the terms of the Notes, the Coupons and the Trust Deed as principal debtor in place of the Issuer or, as the case may be, as guarantor in place of the Guarantor; (ii) in the case of a conveyance, transfer or lease, such person guarantees the obligations of the Issuer or, as the case may be, the Guarantor under the Notes, the Coupons and the Trust Deed and (iii) certain other conditions set out in the Trust Deed are complied with.

Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

For the purposes of this Condition “Holding Company” means, in relation to a person, an entity of which that person is a Subsidiary.

17.Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.

18.Indemnification of the Trustee and its Contracting with the Issuer and/or the Guarantor

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer, the Guarantor and/or any of the Guarantor’s Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, the Guarantor and/or any of the Guarantor’s Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

19.Third Party Rights

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.Governing Law and Submission to Jurisdiction

(a)Governing Law

The Trust Deed, the Notes and the Coupons, and any non-contractual obligations arising out of or in connection with any of them, are governed by and shall be construed in accordance with, English law. The Agency Agreement is governed by and shall be construed in accordance with English law.

(b)Submission to Jurisdiction

(i)

Subject to Condition 20(b)(iii) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Trust Deed, the Notes, and/or the Coupons, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes, and/or the Coupons (a “Dispute”) and accordingly each of the Issuer and the Trustee and any Noteholders or Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(ii)	For the purposes of this Condition 19(b), the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(iii)

To the extent allowed by law, the Trustee, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(c)Appointment of Process Agent

The Issuer irrevocably appoints the Guarantor at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of the Guarantor being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

(d)Other documents

The Issuer has in the Trust Deed and Agency Agreement submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above

ISSUING AND PRINCIPAL PAYING AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, CERTIFICATES, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[THIS NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTES COMMERCIAL PAPER.

ANY INVESTMENT IN THIS NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THIS TEMPORARY GLOBAL NOTE.

THE ISSUER’S OBLIGATIONS UNDER THIS NOTE ARE GUARANTEED BY VODAFONE GROUP PLC]2

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms or Pricing Supplement, as the case may be, applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed and/or (in the case of Exempt Notes) modified and/or replaced by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words  and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or

[1]	Delete where the original maturity of the Notes is 1 year or less.
[2]

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Issuing and Principal Paying Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking S.A. (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, or III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)

if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and  cancellation (as  the  case  may  be)  shall  be  entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)

if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Issuing and Principal Paying Agent by

Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 5, 6 and 7 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

If this Temporary Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), this Temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before its Exchange Date referred to below by its presentation to any Transfer Agent at its specified office. On or after the Exchange Date, the outstanding nominal amount of this Temporary Global Note may be exchanged for Definitive Bearer Notes and Registered Notes in accordance with the next paragraph.

On or after the date (the Exchange Date) which is the 40th day after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and/or Talons and the relevant information completing the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (b) either (if the Final Terms indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note which, in either case, is in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) or (if this Global Note is an Exchangeable Bearer Note) for Registered Notes upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Bearer Notes, to such notice period as is specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday, Sunday or bank holiday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global  Note in respect of which there shall have been presented to the Issuing and Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Issuing and Principal Paying Agent. The Issuer shall procure that:

(a)

if the Final Terms indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered  pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(b)

if the Final Terms indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if they were the bearer of Definitive Bearer Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6 and Part 7 (as applicable) of Schedule 2 to the Trust Deed.

The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE INTERNATIONAL FINANCING DAC

By:
Duly Authorised Attorney

Authenticated without recourse, warranty or liability by

HSBC Bank plc

as Issuing and Principal Paying Agent.

By:

Authorised Officer

[1]Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

* Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

FOR DEFINITIVE BEARER NOTES, REGISTERED NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Bearer Notes or Registered Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Bearer Notes, Registered Notes or a part of a Permanent Global Note (stating which)	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

* Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

* See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

ANNEX

[attach Final Terms that relate to this Global Note]

PART 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[THIS NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTES COMMERCIAL PAPER.

ANY INVESTMENT IN THIS NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THIS PERMANENT GLOBAL NOTE.

THE ISSUER’S OBLIGATIONS UNDER THIS NOTE ARE GUARANTEED BY VODAFONE GROUP PLC]2

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms or Pricing Supplement, as the case may be, applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed and/or (in the case of Exempt Notes) modified and/or replaced by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words  and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

1	Include where the original maturity of the Notes is more than 365 days where TEFRA D is specified in the applicable Final Terms or Pricing Supplement, as the case may be.
2

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by  this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Issuing and Principal Paying Agent at 8 Canada Square, London EC2V 7EX, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking S.A. (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or Part III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)

if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)

if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(a)

if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(b)

if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but, except as provided below, not in part, for Definitive Bearer Notes and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Part 5, Part 6 and Part 7 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and/or Talons and the relevant information completing the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (if this Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described in the Trust Deed:

(a)

if specified in the applicable Final Terms, upon not less than 60 days' written notice being given to the Issuing and Principal Paying Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)	if specified in the applicable Final Terms, only upon the occurrence of an Exchange Event; or
(c)

if this Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), by the holder hereof giving notice to the Issuing and Principal Paying Agent of its election to exchange the whole or a part of this Global Note for Registered Notes.

An Exchange Event means (unless otherwise specified in the applicable Final Terms):

(i)	an Event of Default has occurred and is continuing;
(ii)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(iii)

the Issuer or the Guarantor has or will become obliged to pay Additional Amounts as provided for or referred to in Condition 8 which would not be required were the Bearer Notes in definitive form and a certificate to such effect from two Authorised Signatories of the Issuer or, as the case may be, the Guarantor has been given to the Trustee.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and
(B)

Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Issuing and Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Issuing and Principal Paying Agent requesting exchange.

This Global Note is exchangeable in part only if this Global Note is an Exchangeable Bearer Note and the part thereof submitted for exchange is to be exchanged for Registered Notes.

Any such exchange shall occur on a date specified in the notice not later than 60 days (or, in the case of an exchange for Registered Notes, 5 days) after the date of receipt of the first relevant notice by the Issuing and Principal Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Bearer Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday, Sunday or bank holiday) on which banks are open for business in London at the office of the Issuing and Principal Paying Agent specified above.

The aggregate nominal amount of Definitive Bearer Notes or Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted for exchange. Upon exchange in full of this Global Note, the Issuing and Principal Paying Agent shall cancel it or procure that it is cancelled.

Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Principal Paying Agent that it is, or is acting as, a nominee for Clearstream, Luxembourg or Euroclear.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if they were the bearer of Definitive Bearer Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6 and Part 7 (as applicable) of Schedule 2 to the Trust Deed.

The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE INTERNATIONAL FINANCING DAC

By:
Duly Authorised Attorney

Authenticated without recourse, warranty or liability by HSBC Bank plc as Issuing and Principal Paying Agent.

By:
Authorised Officer

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

* Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTION

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

The following exchanges of a part of the Temporary Global Note for a part of this Global Note or a part of this Global Note for Registered Notes have been made:

Date made	Nominal amount of Temporary Global Note exchanged for this Global Note or of this Global Note exchanged for Registered Notes	Increased/decreased nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

* Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

ANNEX

[attach the Final Terms that relate to this Global Note]

PART 3

FORM OF REGULATION S GLOBAL CERTIFICATE

THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

[THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE ARE ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTE COMMERCIAL PAPER.

ANY INVESTMENT IN THE NOTES DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTES.

THE ISSUER’S OBLIGATIONS UNDER THE NOTES ARE GUARANTEED BY VODAFONE GROUP PLC]1

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

REGULATION S GLOBAL CERTIFICATE

This Regulation S Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms or Pricing Supplement, as the case may be, applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This Regulation S Global Certificate certifies that the person whose name is entered in the Register is the registered holder (the Registered Holder) of such nominal amount of the Notes specified in the Final Terms at the date hereof.

[1]

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

Interpretation and Definitions

References in this Regulation S Global Certificate to the Conditions are to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed and/or (in the case of Exempt Notes) modified and/or replaced by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms; the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Regulation S Global Certificate. This Regulation S Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.

Promise to Pay

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this Regulation S Global Certificate on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Regulation S Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Regulation S Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this Regulation S Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Regulation S Global Certificate, (b) this Regulation S Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this Regulation S Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes, as on the immediately preceding Clearing System Business Day, represented by this Regulation S Global Certificate is entitled to payments in respect of the Notes represented by this Regulation S Global Certificate, and (e) the nominal amount of Notes represented by this Regulation S Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.

For the purposes hereof "Clearing System Business Day" means any day other than (i) Saturdays or Sundays and (ii) 1 January and 25 December.

Transfer of Notes represented by Regulation S Global Certificates

If the Final Terms state that the Notes are to be represented by a Regulation S Global Certificate on issue, transfers of the holding of Notes represented by this Regulation S Global Certificate pursuant to Condition 2(b) may only be made in part:

(a)

if the Notes represented by this Regulation S Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or
(c)	with the consent of the Issuer,

provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this Regulation S Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder's intention to effect such transfer. Where the holding of Notes represented by this Regulation S Global Certificate is only transferable in its entirety, the Certificate issued  to the transferee upon transfer of such holding shall be a Regulation S Global Certificate. Where transfers  are permitted in part, Certificates issued to transferees shall not be Regulation S Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Interests in a Regulation S Global Certificate will be exchangeable, free of charge to the holder, for definitive Regulation S Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:

(i)	an Event of Default has occurred and is continuing; or
(ii)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system is available; or

(iii)

the Issuer or the Guarantor has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive Regulation S Certificates and a certificate to such effect from two Authorised Signatories of the Issuer or, as the case may be, the Guarantor has been given to the Trustee.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14; and
(B)

Euroclear and Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Regulation S Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Meetings

At any meeting of Noteholders, the holder of the Notes represented by this Regulation S Global Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.

This Regulation S Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and, if the applicable Final Terms indicates that this Regulation S Global Certificate is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.

This Regulation S Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Regulation S Global Certificate.

IN WITNESS whereof the Issuer has caused this Regulation S Global Certificate to be signed manually or  in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

VODAFONE INTERNATIONAL FINANCING DAC

By:

Duly Authorised Attorney

Authenticated without recourse, warranty or liability
by as Registrar

By:

Authorised Officer

[1]Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Final Terms indicates that this Regulation S Global Certificate is intended to be held under the NSS.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] nominal amount of the Notes represented by this Regulation S Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(a)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Global Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which they sign e.g. executor.

ANNEX

[attach Final Terms that relate to this Global Certificate]

PART 4

FORM OF DTC RESTRICTED GLOBAL CERTIFICATE

THE NOTES REPRESENTED BY THIS DTC RESTRICTED GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (RULE 144A) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A QIB) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (REGULATION S) TO A NON-US PERSON (AS DEFINED IN THE REGULATIONS) OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) , IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES REPRESENTED BY THIS DTC RESTRICTED CERTIFICATE.

[THE NOTES REPRESENTED BY THIS DTC RESTRICTED GLOBAL CERTIFICATE ARE ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTE COMMERCIAL PAPER.

ANY INVESTMENT IN THE NOTES DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTES.

THE ISSUER’S OBLIGATIONS UNDER THE NOTES ARE GUARANTEED BY VODAFONE GROUP PLC]1

Unless this DTC Restricted Global Certificate is presented by an authorised representative of The Depository Trust Company, a corporation incorporated under the laws of the State of New York (DTC), to the Issuer or its agent for registration of transfer, exchange or payment, and any definitive Note issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

[1]

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

DTC RESTRICTED GLOBAL CERTIFICATE

Registered Holder:

Address of Registered Holder:

Nominal amount of Notes

represented by this DTC Restricted Global

Certificate:

This DTC Restricted Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms or Pricing Supplement, as the case may be, applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This DTC Restricted Global Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such nominal amount of the Notes at the date hereof.

Interpretation and Definitions

References in this DTC Restricted Global Certificate to the Conditions are to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed and/or (in the case of Exempt Notes) modified and/or replaced by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words  and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Global Certificate. This DTC Restricted Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.

Promise to Pay

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this DTC Restricted Global Certificate on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this DTC Restricted Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this DTC Restricted Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this DTC Restricted Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this DTC Restricted Global Certificate, (b) this DTC Restricted Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this DTC Restricted Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes as on the immediately preceding Clearing System Business Day, represented by this DTC Restricted Global Certificate is entitled to payments in respect of the Notes represented by this DTC Restricted Global Certificate, and (e) the nominal amount of Notes represented by this DTC Restricted Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.

For the purposes hereof "Clearing System Business Day" means any day other than (i) Saturdays or Sundays and (ii) 1 January and 25 December.

Transfer of Notes represented by DTC Restricted Global Certificates

If the Final Terms state that the Notes are to be represented by a DTC Restricted Global Certificate on issue, transfers of the holding of Notes represented by this DTC Restricted Global Certificate pursuant to Condition 2(b) may only be made in part:

(a)

if the Notes represented by this DTC Restricted Global Certificate are held on behalf of DTC or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or
(c)	with the consent of the Issuer,

provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this DTC Restricted Global Certificate has given the Registrar not less than 30 days' notice at its specified office of such holder's intention to effect such transfer. Where the holding of Notes represented by this DTC Restricted Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a DTC Restricted Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be DTC Restricted Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, DTC and/or an Alternative Clearing System.

Interests in a DTC Restricted Global Certificate will be exchangeable, free of charge to the holder, for definitive DTC Restricted Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:

(i)	an Event of Default has occurred and is continuing; or
(ii)

either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act; or

(iii)

the Issuer or the Guarantor has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive DTC Restricted Certificates and a certificate to such effect from two Authorised Signatories of the Issuer or, as the case may be, the Guarantor has been given to the Trustee.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14; and
(B)

DTC (acting on the instructions of any holder of an interest in such DTC Restricted Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Covenants

The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Global Certificate representing DTC Restricted Registered Notes is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.

Meetings

At any meeting of Noteholders, the holder of the Notes represented by this DTC Restricted Global  Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.

This DTC Restricted Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This DTC Restricted Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this DTC Restricted Global Certificate.

IN WITNESS whereof the Issuer has caused this DTC Restricted Global Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

VODAFONE INTERNATIONAL FINANCING DAC

By:

Duly Authorised Attorney

Authenticated without recourse, warranty or liability
by as Registrar

By:

Authorised Officer

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] nominal amount of the Notes represented by this DTC Restricted Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(a)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Global Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which they sign e.g. executor.

ANNEX

[attach Final Terms that relate to this Global Certificate]

PART 5

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]1

[THIS NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTES COMMERCIAL PAPER.

ANY INVESTMENT IN THE NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTE.

THE ISSUER’S OBLIGATIONS UNDER THE NOTE ARE GUARANTEED BY VODAFONE GROUP PLC]2

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed by and/or (in the case of the Exempt Notes)  modified and/or replaced the relevant information (appearing in the Final Terms or Pricing Supplement, as the case may be, (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented

1	Include where the original maturity of the Notes is more than 365 days where TEFRA D is specified in the applicable Final Terms or Pricing Supplement, as the case may be.
2

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of

VODAFONE INTERNATIONAL FINANCING DAC

By:
Duly Authorised Attorney

Authenticated without recourse, warranty or liability by HSBC Bank plc as Issuing and Principal Paying Agent.

By:
Authorised Officer

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final Terms relating to the Notes]

PART 6

FORM OF COUPON

On the front:

VODAFONE INTERNATIONAL FINANCING DAC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [     ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].1

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on [ ], [ ]]

Part B

[For Floating Rate Notes, CMS Linked Notes, Inflation Linked Interest Notes or Sustainability-Linked Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [] []/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON (WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]2

[1]	Delete where the Notes are all of the same denomination.
[2]	Include where the original maturity of the Notes is more than 365 days where TEFRA D is specified in the applicable Final Terms or Pricing Supplement, as the case may be.

PART 7

FORM OF TALON

On the front:

VODAFONE INTERNATIONAL FINANCING DAC

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [      ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].14

On and after [     ] further Coupons [and a further Talon]15 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]16

[14]	Delete where the Notes are all of the same denomination.
[15]	Not required on last Coupon sheet.
[16]	Include where the original maturity of the Notes is more than 365 days where TEFRA D is specified in the applicable Final Terms or Pricing Supplement, as the case may be.

On the back of Coupons and Talons:

ISSUING AND PRINCIPAL PAYING AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

PART 8

FORM OF REGULATION S CERTIFICATE

On the front:

THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

[THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE ARE ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTE COMMERCIAL PAPER.

ANY INVESTMENT IN THE NOTES DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTES.

VODAFONE INTERNATIONAL FINANCING DAC OBLIGATIONS UNDER THE NOTES ARE GUARANTEED BY VODAFONE GROUP PLC]17

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Regulation S Certificate certifies that                       (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed and/or (in the case of Exempt Notes) modified and/or replaced by the relevant information (appearing in the Final Terms or Pricing Supplement, as the case may be, (the Final Terms))

[17]

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Certificate. This Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on the Maturity Date or on such earlier date as the Notes represented by this Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the  amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of this Regulation S Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Regulation S Certificate,

(b) this Regulation S Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this Regulation S Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this Regulation S Certificate is entitled to payments in respect of the Note(s) represented by this Regulation S Certificate.

This Regulation S Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Regulation S Certificate.

IN WITNESS whereof this Regulation S Certificate has been executed on behalf of the Issuer.

Dated as of the Issue Date.

VODAFONE INTERNATIONAL FINANCING DAC

By:
Duly Authorised Attorney

Authenticated without recourse, warranty or liability by as Registrar.

By:
Authorised Officer

On the back:

Terms and Conditions of the Notes

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final Terms relating to the Notes.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature

Signed

Notes:

(a)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which they sign.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PRINCIPAL PAYING AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

PART 9

FORM OF DTC RESTRICTED CERTIFICATE

On the front:

THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (RULE 144A) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A QIB) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (REGULATION S) TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED UNDER REGULATIONS) OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE.

[THE NOTES REPRESENTED BY THIS DTC RESTRICTED CERTIFICATE ARE ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971, INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989, AS AMENDED BY SECTION 70(D) OF THE CENTRAL BANK ACT, 1997 EACH AMENDED BY THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT, 2004 AND CONSTITUTE COMMERCIAL PAPER.

ANY INVESTMENT IN THE NOTES DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND. THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTES.

VODAFONE INTERNATIONAL FINANCING DAC OBLIGATIONS UNDER THE NOTES ARE GUARANTEED BY VODAFONE GROUP PLC]18

[FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE HAS ORIGINAL ISSUE DISCOUNT OF [currency][amount] PER EACH [currency][amount] OF PRINCIPAL AMOUNT OF THIS NOTE; THE ISSUE PRICE OF THIS NOTE IS [currency][amount]; THE ISSUE DATE IS [date]; AND THE YIELD TO MATURITY (COMPOUNDED [semi-annually]) IS [yield].]*

VODAFONE INTERNATIONAL FINANCING DAC

(the Issuer)

(A designated activity company limited by shares and incorporated in Ireland)

unconditionally and irrevocably guaranteed by

VODAFONE GROUP PLC

[18]

Delete where the original maturity of the Notes is 1 year or more. Notes with an original maturity of less than one year must be issued with a minimum denomination of €125,000 (or foreign currency equivalent).

*	Legend to be borne by any Definitive Certificate issued with "original issue discount" for U.S federal income tax purposes.

(the Guarantor)

(Incorporated with limited liability under the laws of England and Wales)

[Specified Currency and Nominal Amount of Tranche] NOTES DUE

[Year of Maturity]

This DTC Restricted Certificate certifies that                (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed and/or (in the case of Exempt Notes) modified and/or replaced by the relevant information (appearing in the Final Terms or Pricing Supplement, as the case may be, (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Certificate. This DTC Restricted Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 27 July 2020 and made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on the Maturity Date or on such earlier date as the Notes represented by this DTC Restricted Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Certificate is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.

For so long as the Notes are outstanding, the Issuer will, during the period in which the Issuer is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to the holder hereof, or to any prospective purchaser hereof designated by such holder, upon request, the information required to be provided by Rule 144A(d)(4) under the U.S. Securities Act of 1933, as amended.

For the purposes of this DTC Restricted Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this DTC Restricted Certificate, (b) this DTC Restricted Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this DTC Restricted Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this DTC Restricted Certificate is entitled to payments in respect of the Note(s) represented by this DTC Restricted Certificate.

This DTC Restricted Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This DTC Restricted Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this DTC Restricted Certificate.

IN WITNESS whereof this DTC Restricted Certificate has been executed on behalf of the Issuer.

Dated as of the Issue Date.

VODAFONE INTERNATIONAL FINANCING DAC

By:
Duly Authorised Attorney

Authenticated without recourse, warranty or liability by [] as Registrar.

By:
Authorised Officer

On the back:

Terms and Conditions of the Notes

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms

[Here to be set out the text of the relevant information completing the Conditions which appears in the Final Terms relating to the Notes.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature

Signed

Notes:

(a)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which they sign.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PRINCIPAL PAYING AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.(a)As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:
(A)

that on the date thereof Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and
II.	the surrender of the certificate to the Paying Agent who issued the same; and
(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Notes represented by such certificate;
(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:
(A)

it is certified that Bearer Notes (whether in definitive form or represented by a Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and
II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(B)

it is certified that each holder of such Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate nominal amount of the Bearer Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (C) above as set out in such document;

(iii)	electronic platform means any form of telephone or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;
(iv)

hybrid meeting means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the Issuer, the Guarantor or the Trustee and which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform;

(v)	meeting means a physical meeting, virtual meeting or a hybrid meeting of Noteholders (whether originally convened or resumed following an adjournment);
(vi)	physical meeting means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;
(vii)	present means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform;
(viii)	virtual meeting means any meeting held via an electronic platform;
(ix)

24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(x)

48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(b)

A holder of a Bearer Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (a)(i)(A) or (a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Bearer Notes have been blocked shall be deemed for such purposes not to be the holder of those Bearer Notes.

(c)(i)A holder of Registered Notes (whether in definitive form or represented by a Global Certificate (other than a Registered Note referred to in (iv) below)) may, by an instrument in writing in the English language (a form of proxy) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a proxy) to act on their or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(ii)Any holder of Registered Notes (whether in definitive form or represented by a Global Certificate) which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a representative) in connection with any meeting of the Noteholders and any adjourned such meeting.

(iii)Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

(iv)For so long as any of the Registered Notes is represented by a Global Certificate registered in the name of DTC or its nominee, DTC may mail an Omnibus Proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Noteholders. Such Omnibus Proxy shall assign the voting rights in respect of the relevant meeting to DTC's direct participants as of the record date specified therein. Any such assignee participant may, by an instrument in writing in the English language signed by such assignee participant, or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent before the time fixed for the relevant meeting, appoint any person (a sub-proxy) to act on their or its behalf in connection with any meeting of Noteholders and any adjourned such meeting. All references to proxy or proxies in this Schedule other than in this paragraph shall be read so as to include references to "sub-proxy" or "sub-proxies".

2.

The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Trustee.

3.

At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the day and time of the meeting and the manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. With respect to a virtual meeting or a hybrid meeting, each such notice shall set out such other and further details as are required under paragraph 23. Such notice shall include statements, if applicable, to the effect that (i) Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body and delivering a certified copy thereof to the specified office of the Registrar. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer), to the Guarantor (unless the meeting is convened by the Guarantor) and to each Agent (other than the Calculation Agent).

4.

A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairperson, failing which the Issuer may appoint a Chairperson. The Chairperson of an adjourned meeting need not be the same person as was Chairperson of the meeting from which the adjournment took place.

5.

At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairperson) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding.

6.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairperson may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairperson either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairperson may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairperson may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairperson either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present.

7.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph  3 above and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairperson shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which they may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.

At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairperson, the Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy or representative (whatever the nominal amount of the Notes so held or represented by them) a declaration by the Chairperson that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.

Subject to paragraph  12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairperson directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.

The Chairperson may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairperson or on any question of adjournment shall be taken at the meeting without adjournment.
13.

The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or, as the case may be, the Guarantor, their lawyers and any other person authorised so to do by the Trustee may attend, participate and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 11 unless they either produce the Definitive Bearer Note or Definitive Bearer Notes of which they are the holder or a voting certificate or are a proxy or a representative or the holder of a Registered Note or Registered Notes in definitive form. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any Holding Company of the Guarantor or other Subsidiary of such Holding Company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of Proxy from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor, as the case may be.

14.	Subject as provided in paragraph 13 hereof at any meeting:
(a)

on a show of hands every person who is present in person and produces a Definitive Bearer Note or voting certificate or is a holder of a Registered Note in definitive form or is a proxy or representative shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each €1.00 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Bearer Notes so produced or represented by the voting certificate so produced or in respect of which they are a proxy or representative or in respect of which (being a Registered Note in definitive form) they are the registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all their votes or cast all the votes to which they are entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy need not be Noteholders.
16.

Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy or resolution appointing a representative shall be deposited by the relevant Paying Agent (or as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy or resolution appointing a representative shall not be treated as valid unless the Chairperson of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction or form of proxy or resolution appointing a representative shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy or of the representative named in such resolution.

17.

Any vote given in accordance with the terms of a block voting instruction or form of proxy or resolution appointing a representative shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the relevant Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of Registered Note from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.

A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Noteholders and Couponholders or any of them.
(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders, the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder.
(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.
(e)

Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by  Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.
(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer, the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with the power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19.

Any resolution (i) passed at a meeting of the Noteholders duly convened and held in accordance with these presents, (ii) passed as a resolution in writing in accordance with these presents or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer within 14 days of such result being known PROVIDED THAT the non- publication of such notice shall not invalidate such result.

20.

The expression Extraordinary Resolution when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders; or (c) consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding.

21.

Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairperson of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.(a)If and whenever the Issuer shall have issued and have outstanding Notes of more than one   Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a single resolution in writing or by a single resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by separate resolutions in writing or by separate resolutions passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of each Series or group of Series so affected; and

(iv)

to all  such  meetings  all  the  preceding  provisions  of  this  Schedule  shall  mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)	If the Issuer shall have issued and have outstanding Notes which are not denominated in euro, in the case of any meeting of holders of Notes of more than one currency, the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each €1.00 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which they hold or represent.

23.

Subject to all other provisions of these presents the Trustee may, without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders, (i) concur with the Issuer and the Guarantor in prescribing further regulations regarding the holding of meetings and attendance and voting at them or (ii) prescribe further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat, if, in either case, the Trustee is of the opinion that such regulations are not materially prejudicial to the interests of Noteholders. Such regulations may include (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so and/or to facilitate the holding of a virtual meeting or a hybrid meeting.

24.	Additional provisions applicable to virtual and/or hybrid meetings
(a)	The Issuer or the Guarantor (with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Noteholders or their representatives to attend, participate in and/or speak at the meeting, including the electronic platform to be used.
(b)	Without prejudice to paragraph 13, the Issuer or the Guarantor (with the Trustee’s prior approval) or the Chairperson or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve), provided that the Issuer or the Guarantor or its respective agent(s) shall be solely responsible for facilitating the distribution of all such documentation unless the meeting shall have been convened by the Trustee.
(c)	All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll.
(d)	Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, information technology systems, equipment and connectivity) which are necessary to enable them to do so.
(e)	In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any one or more persons attending it are in the same physical location as each other or how they are able to communicate with each other.

(f)	One or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.
(g)	In the case of a virtual meeting or a hybrid meeting via the electronic platform only, the Chairperson of the meeting reserves the right to take such steps as the Chairperson shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), muting the electronic connection to the meeting of the person causing such disruption for such period of time as the Chairperson may determine.
(h)	A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule. A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.
(i)	A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when:
(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
(ii)	that person’s vote can be taken into account in determining whether or not such resolutions are passed contemporaneously with the votes of all the other persons attending the meeting who are entitled to vote at such meeting.
(j)	The Trustee shall not be responsible or liable to the Issuer, the Guarantor or any other person for the choice or security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting, notwithstanding any approval that may have been provided by the Trustee to the Issuer or the Guarantor.

SIGNATORIES TO THE TRUST DEED

EXECUTED and delivered as a DEED for and on behalf of VODAFONE INTERNATIONAL FINANCING DAC by its lawfully appointed attorney in the presence of:
(Signature of Witness):
(Name of Witness):
(Address of Witness): (Occupation of Witness):
EXECUTED and delivered as a DEED on behalf of VODAFONE GROUP PLC by	) ) )

Director
Director/Secretary

EXECUTED and delivered as a DEED on behalf of THE LAW DEBENTURE TRUST CORPORATION p.l.c.	) ) )
by	)

Director
Director/Secretary

27 July 2020 (as amended and restated on 22 September 2022)
VODAFONE INTERNATIONAL FINANCING DAC and VODAFONE GROUP PLC and THE LAW DEBENTURE TRUST CORPORATION p.l.c. relating to a €30,000,000,000 Euro Medium Term Note Programme
TRUST DEED

SIGNATORIES TO THE SECOND SUPPLEMENTAL TRUST DEED

EXECUTED and delivered as a DEED for and on behalf of VODAFONE INTERNATIONAL FINANCING DAC by its lawfully appointed attorney

in the presence of:	JAMIE stead

(Signature of Witness):

(Name of Witness):	Lindsey Southard

(Address of Witness):	16 Granta Court, Trinity Way, London W3 7FU

(Occupation of Witness):	Assistant Treaurer

)
EXECUTED and delivered as a DEED for and on behalf of VODAFONE GROUP PLC acting by	) ) )

JAMIE stead

in the presence of:

(Signature of Witness):

(Name of Witness):	Lindsey Southard

(Address of Witness):	16 Granta Court, Trinity Way, London, W3 7FU

(Occupation of Witness):	Assistant Treasurer

EXECUTED and delivered as a DEED for	)
and on behalf of
THE LAW DEBENTURE TRUST
CORPORATION p.l.c.	)
by	)

Director

Secretary, representing Law Debenture Corporate Services Limited

22 SEPTEMBER 2022

VODAFONE INTERNATIONAL
FINANCING DAC

and

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

further modifying and restating the
provisions of
the Trust Deed dated 27 July 2020

relating to a
€30,000,000,000
Euro Medium Term Note Programme

SECOND
SUPPLEMENTAL
TRUST DEED